UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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AXT Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 18, 2007

Dear Stockholder:

This year’s annual meeting of stockholders will be held on Tuesday, May 22, 2007, at 10:00 a.m. local time, at AXT’s principal offices, 4281 Technology Drive, Fremont, California 94538. You are cordially invited to attend.

The Notice of Annual Meeting of Stockholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter.

It is important that you use this opportunity to take part in the affairs of AXT by voting on the business to come before this meeting. After reading the Proxy Statement, please promptly mark, sign, date and return the enclosed proxy card in the prepaid envelope to assure that your shares will be represented. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our stockholders is important.

A copy of AXT’s Annual Report to Stockholders is also enclosed for your information. At the annual meeting we will review AXT’s activities over the past year and our plans for the future. The Board of Directors and management look forward to seeing you at the annual meeting.

Sincerely yours,

Philip C.S. Yin
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD TUESDAY, MAY 22, 2007

TO THE STOCKHOLDERS:

Notice is hereby given that the annual meeting of the stockholders of AXT, Inc., a Delaware corporation, will be held on Tuesday, May 22, 2007, at 10:00 a.m. local time, at our principal offices located at 4281 Technology Drive, Fremont, California 94538, for the following purposes:

1.                To elect one (1) Class III director to hold office for a three-year term and until his successor is elected and qualified.

2.                To approve the restatement of the AXT, Inc. 1997 Stock Option Plan as the AXT, Inc. 2007 Equity Incentive Plan and the terms thereof, and to increase the number of shares authorized under the 2007 Equity Incentive Plan by 1,300,000 additional shares.

3.                To ratify the appointment of Burr, Pilger & Mayer LLP as our independent registered public accountants for the fiscal year ending December 31, 2007.

4.                To approve any adjournments of the meeting to another time or place, if necessary in the judgment of the proxy holders, for the purpose of soliciting additional proxies in favor of any of the foregoing proposals.

5.                To transact such other business as may properly come before the meeting.

Stockholders of record at the close of business on April 5, 2007 are entitled to notice of, and to vote at, this meeting and any adjournment or postponement. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal offices located at 4281 Technology Drive, Fremont, California 94538.

By order of the Board of Directors,

Wilson W. Cheung
Corporate Secretary
Fremont, California
April 18, 2007

IMPORTANT: Please fill in, date, sign and promptly mail the enclosed proxy card in the accompanying postage-paid envelope to assure that your shares are represented at the meeting. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

The accompanying proxy is solicited by the Board of Directors of AXT, Inc., a Delaware corporation, for use at its annual meeting of stockholders to be held on May 22, 2007, or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement and the enclosed proxy are being mailed to stockholders on or about April 18, 2007.

SOLICITATION AND VOTING

Voting Securities.   Only stockholders of record as of the close of business on April 5, 2007 will be entitled to vote at the meeting and any adjournment thereof. As of that time, we had 29,894,949 shares of Common Stock outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the annual meeting. Each stockholder of record as of that date is entitled to one vote for each share of Common Stock held by him or her. Our Bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum.

Broker Non-Votes.   A broker non-vote occurs when a broker submits a proxy card with respect to shares held in a fiduciary capacity (typically referred to as being held in “street name”) but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the election of directors, increases in authorized common stock for general corporate purposes and ratification of auditors. Non-routine matters include adoption of stock plans.

Solicitation of Proxies.   We will bear the cost of soliciting proxies. In addition to soliciting stockholders by mail through our employees, we will request banks, brokers and other custodians, nominees and fiduciaries to solicit customers for whom they hold our stock and will reimburse them for their reasonable, out-of-pocket costs. We may use the services of our officers, directors and others to solicit proxies, personally or by telephone, without additional compensation. In addition, we have retained MacKenzie Partners, a proxy solicitation firm, for assistance in connection with the annual meeting at a cost of approximately $6,000 plus reasonable out-of-pocket expenses.

Voting of Proxies.   All valid proxies received before the meeting will be exercised. All shares represented by a proxy will be voted, and where a proxy specifies a stockholder’s choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A stockholder giving a proxy has the power to revoke his or her proxy at any time before it is exercised by delivering to the Secretary of AXT a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

Voting by Telephone or the Internet.   If you hold shares through a bank or brokerage firm, you may be able to simplify your voting process and save the company expense by voting your shares by telephone or the internet. The bank or brokerage firm through which you hold your shares will provide you with separate instructions on a form you will receive from them. Many such firms make telephone or Internet voting available, but the specific processes available will depend on those firms’ individual arrangements. When you vote by phone, your vote is recorded immediately. We encourage our stockholders to vote using this method whenever possible. If you attend the Annual Meeting, you may also submit your vote in person, and any previous votes that you submitted, whether by phone or mail, will be superseded by the vote that you cast at the Annual Meeting.

Telephone voting procedures are valid under Section 212(c)(2) of the Delaware General Corporation Law.

Electronic Delivery of Stockholder Communications.   This year we are pleased to offer our stockholders the opportunity to receive stockholder communications electronically. By signing up for electronic delivery, you can receive the Annual Report on Form 10-K and the Proxy Statement via email notification as soon as these are available. This will help to reduce the number of paper documents in your personal files, eliminate duplicate mailings, conserve natural resources, and save on our printing and mailing costs. To sign up for electronic delivery, visit http://www.axt.com/site/index.php?q=node/1 and enter information for all of your AXT stockholdings. Your enrollment will be effective until cancelled. You may access the Notice of Annual Meeting of Stockholders, the Proxy Statement and the Annual Report on Form 10-K on the Internet under the “Investors” section of our website at www.axt.com. If you have questions about electronic delivery, please call the AXT Investor Relations department at: (510) 683-5900.

How To Obtain A Separate Set of Voting Materials.   To reduce the expense of delivering duplicate voting materials to our stockholders who may have more than one AXT stock account, unless otherwise requested, pursuant to current householding rules, we will deliver only one set of voting materials, which includes the Proxy Statement and proxy card to stockholders who share the same address. The Annual Report to Stockholders on Form 10-K will be sent to you electronically or by mail upon request. If you share an address with another stockholder and have received only one set of voting materials, you may write or call us to request a separate copy of these materials at no cost to you. For future annual meetings, you may request separate voting materials, or request that we send only one set of voting materials to you if you are receiving multiple copies, by calling our Investor Relations department at: (510) 683-5900, or by writing us at: AXT, Inc., 4281 Technology Drive, Fremont, CA 94538, Attention: Investor Relations.

Deadline for Receipt of Stockholder Proposals.   Stockholders may present proposals for action at a future meeting only if they comply with the requirements of the proxy rules established by the Securities and Exchange Commission (“SEC”) and our bylaws. For a stockholder proposal to be included in our proxy materials for the 2008 Annual Meeting of Stockholders, the proposal must be received at our principal executive offices, addressed to the Secretary, not later than December 21, 2007. If a stockholder intends to submit a proposal or a nomination for director for our 2007 Annual Meeting of Stockholders that is not to be included in our Proxy Statement and form of Proxy relating to the meeting, the stockholder must give us notice in accordance with the requirements set forth in our bylaws not later than December 21, 2007, addressed to the Corporate Secretary at our principal executive offices. Our bylaws require that certain information with respect to the proposal and the stockholder making the proposal be set forth in the notice. A copy of the relevant bylaw provision is available upon request to AXT, Inc., 4281 Technology Drive, Fremont, CA 94538, attention: Corporate Secretary. You can also access our SEC filings, including our Annual Report on Form 10-K, on our website under the “Investors” section at www.axt.com.

Communicating with AXT.   You can obtain information about AXT by one of the following methods:

•       AXT’s home page on the Internet, located at www.axt.com, gives you access to product and marketing information, in addition to recent press releases, financial information and stock quotes, as well as links to our filings with the Securities and Exchange Commission. Online versions of this Proxy Statement, our 2006 Annual Report to Stockholders on Form 10-K, and our letter to stockholders are located under the “Investors” section of our website at www.axt.com.

•       To have information such as our latest quarterly earnings release, Form 10-K, Form 10-Q or annual report mailed to you, please contact our Investor Relations at (510) 683-5900 or by email at: ir@axt.com.

For all other matters, please contact our Investor Relations at (510) 683-5900, or send your correspondence to the following address:

AXT, Inc. 4281 Technology Drive Fremont, CA 94538 Attention: Investor Relations

PROPOSAL NO. 1
ELECTION OF DIRECTORS

We have a classified Board of Directors consisting of two Class I directors, two Class II directors and one Class III director, who will serve until the annual meetings of stockholders to be held in 2008, 2009, and 2007, respectively, and until their respective successors are duly elected and qualified. At each annual meeting of stockholders, directors are elected for a term of three years to succeed those directors whose terms expire at the annual meeting dates.

The terms of the Class III director will expire on the date of the upcoming annual meeting. Accordingly, one person is to be elected to serve as a Class III director of the Board of Directors at the meeting. Management’s nominee for election by the stockholders to this position is the current Class III member of the Board of Directors, Leonard LeBlanc. If elected, the nominee will serve as director until our annual meeting of stockholders in 2010 and until his successor is elected and qualified. If the nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as we may designate.

If a quorum is present and voting, the nominee for Class III director receiving the highest number of votes will be elected as a Class III director. Abstentions and broker non-votes have no effect on the vote.

The Board of Directors recommends a vote “FOR” the nominee named above.

The following table sets forth, for our current directors, including the Class III nominee to be elected at this meeting, information with respect to their ages and background:

Name	Principal Occupation	Age	Director Since
Class III director nominated for election at the 2007 Annual Meeting of Stockholders:
Leonard J. LeBlanc	Director	66	2003
Class I directors whose terms expire at the 2008 Annual Meeting of Stockholders:
Morris S. Young	Director	62	1989
David C. Chang	Director	65	2000
Class II directors whose terms expire at the 2009 Annual Meeting of Stockholders:
Philip C.S. Yin	Chief Executive Officer	65	2005
Jesse Chen	Director and Chairman of the Board	49	1998
Non-director Executive Officers:
Minsheng Lin	Chief Operating Officer	60
Davis Zhang	President, Joint Venture Operations	51
Wilson W. Cheung	Chief Financial Officer and Corporate Secretary	38
John J. Cerilli	Vice President, Global Sales and Marketing	52
Raymond A. Low	Vice President, Corporate Controller	50

Members of the Board of Directors

Leonard J. LeBlanc has served as one of our directors since April 2003. Mr. LeBlanc was the executive vice president and chief financial officer of Vantive Corporation, a customer relationship management software and solution company, from August 1998 to January 2000. Mr. LeBlanc served as the acting chief financial officer and vice president of corporate development for Ebest, Inc., a privately held applications software company from February 2001 to September 2003. From March 1996 to July 1997, Mr. LeBlanc was the executive vice president of finance and administration and chief financial officer at Infoseek Corporation, an internet search and navigation company. From September 1993 to December 1994, Mr. LeBlanc served as senior vice president, finance and administration of GTECH Corporation, a manufacturer of lottery equipment and systems. From May 1987 to December 1992, Mr. LeBlanc served as executive vice president, finance and administration and chief financial officer of Cadence Design Systems, Inc., an electronic design automation software company. Mr. LeBlanc is the chairman of the board of directors and chair of the audit committee of Oplink Communications, Inc., a provider of optical manufacturing solutions and optical networking components. Mr. LeBlanc received his B.S. and M.S. degrees from the College of Holy Cross, and his masters degree in finance from George Washington University.

Morris S. Young, Ph.D. co-founded AXT in 1986. He is our former chief technology officer, having retired from that position effective December 31, 2006, and has served as one of our directors since 1989. Dr. Young served as our chairman of the Board of Directors from February 1998 to May 2004 and as our president and chief executive officer from 1989 to May 2004. From 1985 to 1989, Dr. Young was a physicist at Lawrence Livermore National Laboratory. Dr. Young has a B.S. degree in metallurgical engineering from National Cheng Kung University, Taiwan, a M.S. degree in metallurgy from Syracuse University, and a Ph.D. in metallurgy from Polytechnic University.

David C. Chang, Ph.D. has served as one of our directors since December 14, 2000. Dr. Chang has served as president of Polytechnic University in New York from 1994 to 2005 and chancellor from 2005 to present. Previously, Dr. Chang was dean of the College of Engineering and Applied Sciences at Arizona State University. Dr. Chang served as director of the NSF/Industry Corporate Research Center for Microwave and Millimeter-Wave Computer Aided Design from 1981 to 1989. Dr. Chang is a member of board of directors of Fedders Corporation, a manufacturer of air treatment products, and a member of the board of directors and of the audit committee of Time Warner Cable, a subsidiary of Time Warner, Inc. Dr. Chang has a M.S. degree and a Ph.D. in applied physics from Harvard University and a B.S. degree in electrical engineering from National Cheng Kung University, Taiwan.

Philip C. S. Yin, Ph.D. joined AXT as chief executive officer in March 2005 and was appointed to the Board of Directors on April 22, 2005. From 2003 to February 2005, Dr. Yin served as general manager for North America of AIXTRON Inc., the world’s leading manufacturer of MOCVD equipment used in the compound semiconductor industry. From 2002 to 2003, Dr. Yin was sole proprietor of Philip S. Yin Consulting, a consultant of semiconductor materials in areas of epitaxial deposition, silicon wafers and strategic business development. From 1999 to 2002, Dr. Yin was president of ATMI Epitaxial Services. Prior to that, Dr. Yin held positions as senior vice president, sales and marketing of Crysteco, and director of sales for Mitsubishi Silicon America. Dr. Yin also held various positions with Monsanto Electronics Materials and IBM Thomas J. Watson Research Center. Dr. Yin holds a B.S. in physics from Villanova University and an M.S. and Ph.D. in material science from Brooklyn Polytechnic University. He is a member of the Electrochemical Society and the American Association for Crystal Growth. He is also a member of the Harley Davidson Advisory Panel.

Jesse Chen has served as chairman of the Board of Directors since May 2004 and has served as one of our directors since February 1998. Since May 1997, Mr. Chen has served as a managing director of Maton Venture, an investment company. From 1990 to 1996, Mr. Chen co-founded BusLogic, Inc., a computer peripherals company, and served as its chief executive officer. Mr. Chen serves on the board of directors of several private companies. Mr. Chen has a B.S. degree in aeronautical engineering from National Cheng Kung University, Taiwan and a M.S. degree in electrical engineering from Loyola Marymount University.

Non-Director Executive Officers

Minsheng Lin joined AXT in July 2005. From 1998 to June 2005, Mr. Lin was at Wafer Works Inc./Helitek Company Ltd., where he held executive level positions in operations and sales and marketing and was responsible for starting up the company’s Taiwan operation and ramping up manufacturing and sales to mass production levels. From 1994 to 1998, Mr. Lin was director of facilities and quality assurance at MEMC Electronic Materials, Inc. In this position, Mr. Lin was involved in designing, constructing and commencing the company’s Taiwan facilities on time and within budget. He set up a new quality team through local hiring and intensive training and established a total quality management system. Since 1973, Lin held other senior level operations, quality and engineering positions with MEMC Electronic Materials, Inc., National Semiconductor Corporation (Malaysia) and Nippon Electric Company. Mr. Lin received his undergraduate and masters degrees in electronics engineering from the University of Tokyo.

Davis Zhang co-founded AXT in 1986. He is our president, Joint Venture operations, and has served as senior vice president, production from January 1994 until August 1999, as president of the substrate division from August 1999 to 2003 and as senior vice president of production since 2003. From 1987 to 1993, Mr. Zhang served as our senior production manager. Mr. Zhang studied mechanical engineering at Communication University, Beijing, China.

Wilson W. Cheung joined AXT as vice president, corporate controller in May 2004 and was promoted that same month to chief financial officer. From February 2001 to April 2004, Mr. Cheung was corporate controller of interWAVE Communications International Ltd. (now Alvarion, Ltd.), a publicly traded manufacturer of wireless voice and data communications systems. From 2000 to 2001, Mr. Cheung was senior finance manager of Yahoo! Inc., a global Internet products and services provider. Mr. Cheung spent more than eight years, from 1991 to 1999, in public accounting with KPMG and Deloitte & Touche, and served as a senior manager in Deloitte’s San Francisco office from 1997 to 1999. From 1999 to 2000, Mr. Cheung served on the Board of Directors of the Hong Kong Association of Northern California. Mr. Cheung is a California certified public accountant, and a member of the AICPA, California Society of CPAs and the Financial Executives International. In May 2005, Mr. Cheung was certified as director of corporate governance by UCLA’s Anderson School of Management. Mr. Cheung holds a B.A. in Economics/Business from the University of California, Los Angeles.

John J. Cerilli joined AXT as Vice President of Global Sales and Marketing in August 2005. Prior to AXT, John was Head of Sales and Marketing for AIXTRON-AG in Aachen, Germany, where he was part of their Silicon Semiconductor Technologies team responsible for equipment sales in the USA, Europe and SE Asia. Since 1976, and with over 30 years of experience in the semiconductor industry, John has held various executive level and management positions in wafer fab operations and capital equipment sales and marketing for National Semiconductor, Motorola, Intel, GTE Microcircuits, and Speedfam-IPEC. During this time, he also worked as Vice President of Sales and Marketing for two leading semiconductor market research firms, Cahners-InStat and Semico Research Corporation. He received his Bachelors degree from Marist College in Poughkeepsie, New York, and his Masters degree in Organizational Management from the University of Phoenix in Arizona.

Raymond A. Low joined AXT as the corporate controller in February 2005 and was promoted to vice president, corporate controller in July 2006. From June 2004 to February 2005, Mr. Low was an independent consultant on a Sarbanes Oxley assignment. From May 2002 to June 2004, Mr. Low was corporate controller of Therasense, Inc. (now Abbott Laboratories), a publicly traded manufacturer of blood glucose monitors. From April 2000 to May 2002, Mr. Low was corporate controller of RStar Networks Inc, a publicly traded internet service provider. From April 1998 to April 2000, Mr. Low was director of accounting for AT&T, a publicly traded telecommunications company. Mr. Low spent three years in public accounting with BDO Seidman in San Francisco, and three years in public accounting with Deloitte & Touche in South Africa. Mr. Low is a California certified public accountant, and a member of the California Society of CPAs. Mr. Low is a past member of the chartered institute of management accountants in the United Kingdom. Mr. Low holds a Masters of Business Administration from Chadwick University, Alabama, a Bachelor of Accounting Science Honors degree from the University of South Africa, and a Bachelor of Commerce degree from Rhodes University, South Africa.

CORPORATE GOVERNANCE

Director Independence

The Board of Directors has determined that, other than Philip C.S. Yin and Morris S. Young, each of the members of the Board is an independent director for purposes of the Nasdaq Marketplace Rules.

Executive Sessions

Non-management directors meet in executive session without management present each time the Board holds its regularly scheduled meetings. Mr. Jesse Chen, as Chairman of the Board, has been designated by the Board to act as the presiding director for such executive sessions of non-management directors.

Committees and Meeting Attendance

The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of these committees operates under a written charter adopted by the Board. Copies of these charters are available on our website at www.axt.com. The Board of Directors held 11 meetings during the fiscal year ended December 31, 2006. Each of the standing committees of the Board held the number of meetings indicated below. During the last fiscal year, each of our directors attended at least 75% of the total number of meetings of the Board and of the committees of the Board on which such director served held during that period. Directors are encouraged to attend our annual meetings of stockholders. All of our directors attended last year’s annual meeting.

The following table sets forth the three standing committees of the Board, the members of each committee during the last fiscal year and the number of meetings held by each committee:

Name of Director	Audit	Compensation	Nominating and Corporate Governance
Jesse Chen	✓	✓	✓(Chair)
David C. Chang	✓	✓(Chair)	✓
Leonard J. LeBlanc	✓(Chair)	✓	✓
Number of Meetings:	13	8	1

Audit Committee

The members of the Audit Committee during 2006 were David C. Chang, Jesse Chen and Leonard J. LeBlanc. The Board has determined that all Audit Committee members are “independent” as defined under the applicable Nasdaq listing standards and SEC rules and regulations and as such rules apply to audit committee members. The Board of Directors has determined that Mr. Leonard LeBlanc is an “audit committee financial expert” as defined by the rules and regulations of the SEC. The Audit Committee’s functions include:

•       overseeing the accounting, financial reporting and audit processes;

•       reviewing the qualifications, independence and performance, and approving the terms of engagement, of the independent registered public accounting firm;

•       reviewing the results and scope of audit and other services provided by the independent registered public accounting firm;

•       reviewing the accounting principles and auditing practices and procedures to be used in preparing our financial statements; and

•       reviewing our internal controls.

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee meets at least quarterly with our management and representatives of our independent registered public accounting firm to, among other things, review the results of the annual audit and quarterly reviews and discuss the financial statements, review the adequacy of accounting and financial controls, review the Company’s critical accounting policies, and review and approve any related party transactions. The Audit Committee meets separately, at least once each quarter, with the independent registered public accounting firm and with the Chief Executive Officer. We maintain procedures for the receipt, retention, and handling of complaints, including complaints made anonymously, which the Audit Committee oversees.

For additional information concerning the Audit Committee, see “Report of the Audit Committee” and “Proposal No. 3 Ratification of Appointment of Independent Auditors.”

Compensation Committee

The members of our Compensation Committee during 2006 were David C. Chang, Jesse Chen, and Leonard J. LeBlanc. The Board has determined that all members of the Compensation Committee are “independent” as the term is defined by applicable Nasdaq listing standards and SEC rules.

The purpose of the Compensation Committee is to assist the Board of Directors in carrying out its responsibilities with respect to: (i) overseeing the Company’s compensation policies and practices; (ii) reviewing and approving annual compensation and compensation procedures for the Company’s executive officers; and (iii) overseeing and recommending director compensation to the Board of Directors. More specifically, the Compensation Committee’s responsibilities include: overseeing the Company’s general compensation structure, policies and programs, and assessing whether the Company’s compensation structure establishes appropriate incentives for management and employees; administering the Company’s incentive compensation and equity-based compensation plans, including the Company’s stock option plans; reviewing and approving compensation procedures for the Company’s executive officers; approving the compensation of the CEO based on relevant corporate goals and objectives and the Board of Directors’ performance evaluation of the CEO; reviewing and approving the compensation of executive officers other than the CEO; reviewing approving employment and retention agreements and severance arrangements for executive officers, including change-in-control provisions, plans or agreements; and reviewing the compensation of directors for service on the Board of Directors and its committees and recommending changes in compensation to the Board of Directors. Regarding most compensation matters, including executive and director compensation, Company management provides recommendations to the Compensation Committee. In addition, the Compensation Committee has engaged Compensia, an outside compensation consulting firm, to conduct a review of the Company’s compensation programs for executive officers and to provide advice on executive officer compensation matters.

The agenda for meetings of the Compensation Committee is determined by its Chairman with the assistance of the Chief Executive Officer and Chief Financial Officer. Compensation Committee meetings are regularly attended by the Chief Executive Officer and the Chief Financial Officer. At each meeting, the Compensation Committee meets in executive session. The Compensation Committee’s Chairman reports the committee’s recommendations on executive compensation to the Board. Independent advisors support the Compensation Committee in its duties and, along with the Chief Executive Officer, may be delegated authority to fulfill certain administrative duties regarding the compensation programs. The Compensation Committee has authority under its charter to retain, approve fees for and terminate advisors, consultants and agents as it deems necessary to assist in the fulfillment of its responsibilities. The Compensation

Committee reviews the total fees paid to outside consultants by the Company to ensure that the consultant maintains its objectivity and independence when rendering advice to the committee.

For additional information concerning the Compensation Committee, see “Report of the Compensation Committee of the Board of Directors on Executive Compensation.”

Nominating and Governance Committee

The members of our Nominating and Governance Committee during 2006 were David C. Chang, Jesse Chen, and Leonard J. LeBlanc. The Board has determined that all members of the Nominating and Governance Committee are “independent” as the term is defined by applicable Nasdaq listing standards and SEC rules. The Nominating and Governance Committee is responsible for evaluating and selecting director nominees, determining criteria for selecting new directors, developing and reviewing on an ongoing basis, the adequacy of the corporate governance principles applicable to the Company, overseeing the evaluation of the Board of Directors and committees of the Board, and adopting and approving a Code of Business Conduct and Ethics.

Director Nominations

Director Qualifications.   The Nominating and Governance Committee considers properly submitted stockholder recommendations for candidates for membership on the Board of Directors as described below under “Identification and Evaluation of Nominees for Directors.” In evaluating such recommendations, the Nominating and Governance Committee considers the following factors in reviewing possible candidates for nomination as director:

•       the appropriate size of the Company’s Board of Directors and its Committees;

•       the perceived needs of the Board for particular skills, background and business experience;

•       the skills, background, reputation, and business experience of nominees compared to the skills, background, reputation, and business experience already possessed by other members of the Board;

•       nominees’ independence from management;

•       applicable regulatory and listing requirements, including independence requirements and legal considerations, such as antitrust compliance;

•       the benefits of a constructive working relationship among directors; and

•       the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

The Nominating and Governance Committee’s goal is to assemble a board of directors that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating and Governance Committee may also consider such other factors as it may deem, from time to time, are in the best interests of the Company and its stockholders. The Nominating and Governance Committee believes that it is preferable that at least one member of the Board of Directors should meet the criteria for an “audit committee financial expert” as defined by SEC rules. Under applicable listing requirements at least a majority of the members of the Board must meet the definition of “independent director.” The Nominating and Governance Committee also believes it appropriate for one or more key members of the Company’s management to participate as members of the Board.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating and Governance Committee may also consider such other factors as it may deem, from time to time, are in the best interests of the Company and its stockholders.

Identification and Evaluation of Nominees for Director.   The Nominating and Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service or if the Nominating and Governance Committee or the Board decides not to re-nominate a member for re-election, the Nominating and Governance Committee identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Governance Committee and Board of Directors are polled for suggestions as to individuals meeting the criteria of the Nominating and Governance Committee. Research may also be performed to identify qualified individuals.

The Nominating and Governance Committee will evaluate any recommendation for director nominee proposed by a stockholder. In order to be evaluated in connection with the Nominating and Governance Committee’s established procedures for evaluating potential director nominees, any recommendation for director nominee submitted by a stockholder must be sent in writing to the Corporate Secretary, 4281 Technology Drive, Fremont, CA 94538, 120 days prior to the anniversary of the date proxy statements were mailed to stockholders in connection with the prior year’s annual meeting of stockholders and must contain the following information:

•       the candidate’s name, age, contact information and present principal occupation or employment;

•       a description of the candidate’s qualifications, skills, background, and business experience during, at a minimum, the last five years, including his/her principal occupation and employment and the name and principal business of any corporation or other organization in which the candidate was employed or served as a director; and

•       a statement signed by the candidate that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

The Nominating and Governance Committee will evaluate incumbent directors, as well as candidates for director nominee submitted by directors, management, and stockholders consistently using the criteria stated in this policy and will select the nominees that in the Committee’s judgment best suit the needs of the Board at that time.

Communications with Directors

Stockholders may communicate with the Board of Directors by writing to us at AXT, Inc., 4281 Technology Drive, Fremont, CA 94538, attention: Corporate Secretary. Your letter should indicate that you are an AXT stockholder. Stockholders who would like their submission directed to a member of the Board of Directors may so specify, and the communication will be forwarded, as appropriate. Depending on the subject matter, management will forward the communication to the Director or Directors to whom it is addressed; attempt to handle the inquiry directly, for example where it is a request for information about the Company or it is a stock related matter; or not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

Code of Business Conduct and Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics applicable to all of our employees and directors, our Chief Executive Officer, Chief Financial Officer, and Corporate Controller, which is available on our website under the “Investors” section at www.axt.com/site/index.php?q=node/1. In addition, we will provide a copy of the Code of Business Conduct and Ethics upon request made in writing to us at AXT, Inc., 4281 Technology Drive, Fremont, CA 94538, attention: Corporate Secretary. We will disclose any amendment to the Code of Business Conduct and Ethics applicable to an executive officer or director on our website at www.axt.com/site/index.php?q=node/1 in the “Investors” section.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee are or have been an officer or employee of AXT. During fiscal 2006, no member of the Compensation Committee had any relationship with AXT requiring disclosure under Item 404 of Regulation S-K. During fiscal 2006, none of AXT’s executive officers served on the compensation committee (or its equivalent) or board of directors of another entity any of whose executive officers served on AXT’s Compensation Committee or Board of Directors.

PROPOSAL NO. 2
APPROVAL OF THE RESTATEMENT OF THE 1997 STOCK OPTION PLAN
AS THE 2007 EQUITY INCENTIVE PLAN

On April 9, 2007, the Board of Directors adopted, subject to stockholder approval, the Company’s 2007 Equity Incentive Plan (the “2007 Plan”). The 2007 Plan is intended to be a restatement of the 1997 Stock Option Plan (the “Prior Plan”) which is scheduled to expire in 2007. If the Stockholders approve the restatement of the Prior Plan, the share reserve of the Prior Plan will become the reserve of the 2007 Plan, and 1,300,000 shares will be reserved under the 2007 Plan, in addition to the 5,800,000 shares that were originally available for grant under the Prior Plan, most of which have since been granted, exercised or cancelled. With the addition of the new 1,300,000 shares to the 2007 Plan, and the 1,928,994 shares remaining available for grant under the Prior Plan, there will be a total of 3,228,994 shares available for grant under the 2007 Plan.

The Company believes that appropriate equity incentives are critical to attracting and retaining the best employees in its industry. The approval of this proposal will enable the Company to continue to provide such incentives. The Company believes its use of stock options in the employee compensation process has been a material factor in its success to date, and the Company intends to continue the appropriate use of stock options in the future.

The Board has full discretion to determine the number of awards to be granted to employees under the 2007 Plan, subject to an annual limitation on the total number of awards that may be granted to any employee. Prior to the Annual Meeting of Stockholders, the Company will not grant any awards under the terms of the 2007 Plan.

Key Features of the 2007 Equity Incentive Plan:

•       An independent committee of the Board of Directors administers the plan;

•       1,300,000 new shares are authorized for grant under the Plan, in addition to the 1,928,994 shares still available as of March 31, 2007 for grant under the Prior Plan;

•       Awards may not be granted later than 10 years from the Effective Date;

•       Awards may be stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, deferred compensation awards and other stock-based awards;

•       Stock options and stock appreciation rights may not be repriced without stockholder approval;

•       Stock options and stock appreciation rights may not be granted below fair market value;

•       Awards other than stock options and stock appreciation rights will be charged against the 2007 Plan share reserve at the rate of 2 shares for each share actually granted;

•       Stock options or stock appreciation rights generally shall not be fully vested over a period of less than three years from the date of grant and cannot be exercised more than 10 years from the date of grant;

•       Restricted stock, restricted stock units, and performance awards generally shall not vest faster than over a three-year period (or a twelve-month period if vesting is based on a performance measure);

•       Shares tendered in payment of a stock option, shares withheld for taxes and shares repurchased by the Company using stock option proceeds will not be available again for grant;

•       The 2007 Plan reserve also will be reduced by the full amount of shares granted as stock appreciation rights, regardless of the number of shares upon which payment is made; and

•       The Company’s policy has been to make all full-time employees eligible to receive stock options.

Summary of the 2007 Plan

The following is a summary of the material terms of the 2007 Plan. It is qualified in its entirety by the specific language of the 2007 Plan, a copy of which is available to any stockholder upon request.

General

The 2007 Plan provides for the grant of incentive and nonstatutory stock options as well as stock appreciation rights, restricted stock, restricted stock units, performance units and shares and other stock-based awards. Incentive stock options granted under the 2007 Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Nonstatutory stock options granted under the 2007 Plan are not intended to qualify as incentive stock options under the Code. The Company presently intends to grant nonstatutory stock options and restricted stock units under the Plan.

Purpose

The purpose of the 2007 Plan is to advance the interests of the Company and its stockholders by providing an incentive to attract and retain persons eligible to receive options under the 2007 Plan and by motivating such persons to contribute to the growth and profitability of the Company.

Administration

The 2007 Plan is administered by the Board of Directors and its designees. The Board has the power to construe and interpret the 2007 Plan and, subject to the provisions of the 2007 Plan, to determine the persons to whom and the dates on which awards will be granted, the number of shares to be subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price, the type of consideration to be paid upon exercise of an award, and other terms of the award. However, any discretionary grants to non-employee directors shall only be made by a committee of outside directors. The Board of Directors is also authorized to delegate other aspects of administration of the 2007 Plan to a committee of outside directors. The Board has delegated administration of the 2007 Plan to the Compensation Committee of the Board. As used herein with respect to the 2007 Plan, the “Board” refers to the Compensation Committee as well as to the Board of Directors.

Stock Subject to the 2007 Plan

The share reserve under the 2007 Plan will be equal to the shares available for future grant under the Prior Plan on the date the 2007 Plan is approved by the Company’s stockholders, plus an additional 1,300,000 shares for a total of 7,100,000 shares reserved. As of March 31, 2007, of the total shares available under the Prior Plan, 2,690,433 shares were subject to outstanding options and 1,928,994 shares were available for future grants, for a combined total of 4,619,427 shares. If awards granted under the 2007 Plan expire, are cancelled or otherwise terminate without being exercised, the shares of Common Stock subject to such expired, cancelled or terminated awards will then be available for grant under the 2007 Plan.

Shares subject to stock options and stock appreciation rights will be charged against the 2007 Plan share reserve on the basis of one (1) share for each one (1) share granted. All other types of awards will be charged against the 2007 Plan share reserve on the basis of two (2) shares for each one (1) share granted. Any shares returned to the reserve as described above will be returned on the same basis as they are charged.

Eligibility

Awards other than incentive stock options generally may be granted only to employees, directors and consultants of the Company, or certain related entities or designated affiliates. An incentive stock option can only be granted to a person who, on the effective date of grant, is an employee of the Company, a parent corporation or a subsidiary corporation. As of March 31, 2007, approximately 750 persons (all full time employees of the Company, and the non-employee directors) would have been eligible to receive grants under the 2007 Plan.

No incentive stock options may be granted under the 2007 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company, or any of its parent or subsidiary corporations, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option does not exceed 5 years from the date of grant. The aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which incentive stock options granted under the 2007 Plan are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its parent and subsidiary corporations) may not exceed $100,000. In order to permit awards to qualify as “performance based compensation” under Code Section 162(m) no employee may be granted awards in excess of the following in each fiscal year of the Company:

•       Stock options and stock appreciation rights: No more than 500,000 shares.

•       Restricted stock and restricted stock unit awards having vesting based upon the attainment of performance goals: No more than 300,000 shares.

•       Performance share awards: No more than 300,000 shares for each full fiscal year contained in the performance period of the award.

•       Performance unit awards: No more than $2,000,000 for each full fiscal year contained in the performance period of the award.

Restricted stock awards, restricted stock unit awards and performance awards will generally vest based on continued service no more rapidly than ratably over a three-year period. Such awards will generally vest based on performance goals over a performance period no shorter than 12 months. Acceleration to a schedule more rapid than these will generally only occur in connection with death, disability or a change in control.

Options and Stock Appreciation Rights

The following is a description of the general terms of options and stock appreciation rights under the 2007 Plan. Individual grants may have terms that differ from those described below.

Exercise Price; Payment.   The exercise price of incentive stock options under the 2007 Plan may not be less than the fair market value of the Common Stock subject to the option on the date of the option grant, and in some cases (see “Eligibility” above), may not be less than 110% of such fair market value. The exercise price of nonstatutory stock options and stock appreciation rights may not be less than the fair market value of the stock subject to the award on the date of the option grant. On March 31, 2007, the closing price of the Company’s Common Stock as reported on the Nasdaq National Market was $4.79 per share. The exercise price of options granted under the 2007 Plan must be paid: (i) in cash, by check or cash equivalent, (ii) by tender to the Company, or attestation to the ownership of shares of Common Stock of the Company owned by the optionee having a fair market value not less than the exercise price, (iii) for optionees who are employees but not executive officers, in the Company’s sole and absolute discretion, by delivery of a promissory note, (iv) in any other form of legal consideration acceptable to the Board, or (v) any combination of the above.

No Repricing.   The 2007 Plan does not permit the Company to lower the exercise price of options or stock appreciation rights without further stockholder approval.

Exercise.   Options and stock appreciation rights granted under the 2007 Plan may become exercisable (“vest”) in cumulative increments as determined by the Board provided that the holder’s employment by, or service as a director or consultant to the Company or certain related entities or designated affiliates (“service”) continues from the date of grant until the applicable vesting date. Shares covered by awards granted under the 2007 Plan may be subject to different vesting terms; provided, however, that options and stock appreciation rights (other than those granted to non-employee directors) may not vest fully in less than three years from the date of grant. The Board has the power to accelerate the time during which an award may be exercised; subject to this three year limit.

Term.   The maximum term of options and stock appreciation rights under the 2007 Plan is ten years, except that in certain cases (see “Eligibility” above) the maximum term is five years. The 2007 Plan provides for earlier termination of an award due to the holder’s cessation of service.

Restrictions on Transfer.   Incentive stock options granted under the 2007 Plan may not be transferred except by will or by the laws of descent and distribution, and may be exercised during the lifetime of the person to whom the option is granted only by such person. A nonstatutory stock option or stock appreciation right is not transferable in any manner other than (i) by will or by the laws of descent and distribution, (ii) by written designation of a beneficiary taking effect upon the death of the optionee, (iii) by delivering written notice to the Company that the optionee will be gifting to certain family members or other specific entities controlled by or for the benefit of such family members.

Restricted Stock Units

The Board may grant restricted stock units under the 2007 Plan, which represent a right to receive shares of our common stock at a future date determined in accordance with the participant’s award agreement. No monetary payment is required for receipt of restricted stock units or the shares issued in settlement of the award, the consideration for which is furnished in the form of the participant’s services to the company. The Board may grant restricted stock unit awards subject to the attainment of one or more performance goals similar to those described below in connection with performance awards, or may make the awards subject to vesting conditions similar to those applicable to restricted stock awards. A participant will forfeit any restricted stock units which have not vested prior to the participant’s termination of service, unless otherwise provided for by the Board (except if the participant is terminated for cause, in which case the Board may not alter vesting terms). Participants have no voting rights or rights to receive cash dividends with respect to restricted stock unit awards until shares of common stock are issued in settlement of such awards. However, the Board may grant restricted stock units that entitle their holders to receive dividend equivalents, which are rights to receive additional restricted stock units for a number of shares whose value is equal to any cash dividends we pay.

Restricted Stock Awards

The Board may grant restricted stock awards under the 2007 Plan either in the form of a restricted stock purchase right, giving a participant an immediate right to purchase common stock, or in the form of a restricted stock bonus, for which the participant furnishes consideration in the form of services to the company. The Board determines the purchase price payable under restricted stock purchase awards, which may be less than the then current fair market value of our common stock. Restricted stock awards may be subject to vesting conditions based on such service or performance criteria as the Board specifies, including the attainment of one or more performance goals similar to those described below in connection with performance awards. Shares acquired pursuant to a restricted stock award may not be transferred by the participant until vested. A participant will forfeit any shares of restricted stock as to which the restrictions have not lapsed prior to the participant’s termination of service, unless otherwise provided for by the Board (except if the participant is terminated for cause, in which case the Board may not alter vesting terms). Participants holding restricted stock will generally have the right to vote the shares and to receive any dividends paid, except that dividends or other distributions paid in shares will be subject to the same restrictions as the original award.

Performance Awards

The Board may grant performance awards subject to such conditions and the attainment of such performance goals over such periods as the determines in writing and sets forth in a written agreement between the company and the participant. To the extent compliance with Section 162(m) of the Code is desired, a committee comprised solely of “outside directors” under Section 162(m) shall act with respect to performance awards, and “Board” as used in this section shall mean this committee. These awards may be designated as performance shares or performance units. Performance shares and performance units are unfunded bookkeeping entries generally having initial values, respectively, equal to the fair market value determined on the grant date of a share of common stock and a value set by the Board. Performance awards will specify a predetermined amount of performance shares or performance units that may be earned by the participant to the extent that one or more predetermined performance goals are attained within a predetermined performance period. To the extent earned, performance awards may be settled in cash, shares of common stock (including shares of restricted stock) or any combination thereof.

Prior to the beginning of the applicable performance period or such later date as permitted under Section 162(m) of the Code, the Board will establish one or more performance goals applicable to the award. Performance goals will be based on the attainment of specified target levels with respect to one or more measures of business or financial performance of the company and each subsidiary corporation consolidated with the company for financial reporting purposes, or such division or business unit of the company as may be selected by the Board. The Board, in its discretion, may base performance goals on one or more of the following such measures: sales revenue, gross margin, operating margin, operating income, pre-tax profit, earnings before stock-based compensation expense, interest, taxes, depreciation and amortization, net income, expenses, the market price of our common stock, earnings per share, return on stockholder equity, return on capital, return on net assets, economic value added, market share, customer service, customer satisfaction, safety, total stockholder return, free cash flow, net operating income, operating cash flow, return on investment, employee satisfaction, employee retention, balance of cash, cash equivalents and marketable securities, product development, research and development expenses, completing of an identified special project, completion of a joint venture or other corporate transaction, inventory balance, inventory turnover ratio, or other measures as determined by the Board. The target levels with respect to these performance measures may be expressed on an absolute basis or relative to a standard specified by the Board. The degree of attainment of performance measures will be calculated in accordance with generally accepted accounting principles, but prior to the accrual or payment of any performance award for the same performance period, and, according to criteria established by the Board, excluding the effect (whether positive or negative) of changes in accounting standards or any extraordinary, unusual or nonrecurring item occurring after the establishment of the performance goals applicable to a performance award.

Following completion of the applicable performance period, the Board will certify in writing the extent to which the applicable performance goals have been attained and the resulting value to be paid to the participant. The Board retains the discretion to eliminate or reduce, but not increase, the amount that would otherwise be payable on the basis of the performance goals attained to a participant who is a “covered employee” within the meaning of Section 162(m) of the Code. However, no such reduction may increase the amount paid to any other participant. The Board may make positive or negative adjustments to performance award payments to participants other than covered employees to reflect the participant’s individual job performance or other factors determined by the Board. In its discretion, the Board may provide for the payment to a participant awarded performance shares of dividend equivalents with respect to cash dividends paid on the company’s common stock. The Board may provide for performance award payments in lump sums or installments. If any payment is to be made on a deferred basis, the Board may provide for the payment of dividend equivalents or interest during the deferral period.

Unless otherwise provided by the Board, if a participant’s service terminates due to the participant’s death or disability prior to completion of the applicable performance period, the final award value will be determined at the end of the performance period on the basis of the performance goals attained during the entire performance period but will be prorated for the number of months of the participant’s service during the performance period. If a participant’s service terminates prior to completion of the applicable performance period for any other reason, the 2007 Plan provides that, the performance award will be forfeited, unless otherwise provided for by the Board (except if the participant is terminated for cause, in which case the Board may not alter vesting terms). No performance award may be sold or transferred other than by will or the laws of descent and distribution prior to the end of the applicable performance period.

Deferred Compensation Awards

The 2007 Plan authorizes the Board to establish a deferred compensation award program. If and when implemented, participants designated by the Board who are officers, directors or members of a select group of highly compensated employees may elect to receive, in lieu of compensation otherwise payable in cash or in lieu of cash or shares of common stock issuable upon the exercise or settlement of stock options, stock appreciation rights or performance share or performance unit awards, an award of deferred stock units. Each such stock unit represents a right to receive one share of our common stock at a future date determined in accordance with the participant’s award agreement. Deferred stock units are fully vested upon grant and will be settled by distribution to the participant of a number of whole shares of common stock equal to the number of stock units subject to the award as soon as practicable following the earlier of the date on which the participant’s service terminates or a settlement date elected by the participant at the time of his or her election to receive the deferred stock unit award. Participants are not required to pay any additional consideration in connection with the settlement of deferred stock units. A holder of deferred stock units has no voting rights or other rights as a stockholder until shares of common stock are issued to the participant in settlement of the stock units. However, participants holding deferred stock units will be entitled to receive dividend equivalents with respect to any payment of cash dividends on an equivalent number of shares of common stock. Such dividend equivalents will be credited in the form of additional whole and fractional stock units determined in accordance with a method specified by the Board in the participant’s award agreement. Prior to settlement, deferred stock units may not be assigned or transferred other than by will or the laws of descent and distribution.

Other Stock-Based Awards

The Plan permits the Board to grant other awards based on the Company’s stock or on dividends on the Company’s stock.

Effect of Certain Corporate Events

In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, appropriate adjustments will be made in the number and class of shares subject to the 2007 Plan and to any outstanding awards, in the Section 162(m) per employee grant limit (see “Federal Income Tax Information—Potential Limitation on Company Deductions,” below), and in the exercise price per share of any outstanding awards. Any fractional share resulting from an adjustment will be rounded down to the nearest whole number, and at no time will the exercise price of any option or stock appreciation right be decreased to an amount less than par value of the stock subject to the award.

If a Change in Control occurs, the surviving, continuing, successor or purchasing corporation or parent corporation thereof may either assume the Company’s rights and obligations under the outstanding awards or substitute substantially equivalent awards for such corporation’s stock. Awards that are not assumed, replaced or exercised prior to the Change in Control will terminate. The acceleration of an award in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

Change in Control.   The 2007 Plan defines a “Change in Control” of the Company as any of the following events upon which the stockholders of the Company immediately before the event do not retain immediately after the event, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the event, direct or indirect beneficial ownership of more than 50% of the total combined voting power of the stock of the Company, its successor or the corporation to which the assets of the Company were transferred: (i) a sale or exchange by the stockholders in a single or series of related transactions of more than 50% of the Company’s voting stock; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company.

Duration, Amendment and Termination

The Board may amend or terminate the 2007 Plan at any time. If not earlier terminated, the 2007 Plan will expire on the tenth anniversary of stockholder approval.

The Board may also amend the 2007 Plan at any time or from time to time. However, no amendment authorized by the Board will be effective unless approved by the stockholders of the Company if the amendment would: (i) increase the number of shares reserved for options under the 2007 Plan; (ii) change the class of persons eligible to receive incentive stock options; (iii) remove the stockholder approval requirement for options or SAR repricing; or (iv) modify the 2007 Plan in any other way if such modification requires stockholder approval under applicable law, regulation or rule.

Awards Granted to Certain Persons

The number of options, performance shares or other awards (if any) that an employee may receive under the 2007 Plan is in the discretion of the Board and therefore cannot be determined in advance. The following table sets forth the total number of shares of AXT common stock subject to options granted under the Prior Plan to the listed persons and groups since the beginning of fiscal 2006 and the average per share exercise price of the options.

The aggregate numbers of shares of common stock subject to awards granted to certain persons under the Prior Plan that will become the 2007 Plan in the last completed fiscal year are as follows: (i) Phillip C.S. Yin, Chief Executive Officer, 25,000 shares; (ii) Minsheng Lin, Chief Operating Officer, 15,000 shares, (iii) Davis Zhang, President, Joint Venture Operations, 15,000 shares, (iv) Wilson W. Cheung, Chief Financial Officer, 15,000 shares ; (v) John J. Cerilli, Vice President, Global Sales and Marketing, 15,000 shares; (vi) all current executive officers as a group, an aggregate of 85,000 shares; (vii) all current directors who are not executive officers as a group, an aggregate of zero shares; and (viii) all employees, including current officers who are not executive officers, as a group, an aggregate of 95,475 shares.

Our executive officers and non-employee directors have a financial interest in this proposal because it would increase the number of shares available for issuance as stock options, and add the ability to award restricted stock, performance shares or performance units under the 2007 Plan to executives and other employees. For fiscal 2006, all of stock options granted had time-based vesting, and no restricted stock was granted. We believe a careful use of performance awards and restricted stock balances stockholder interests and our need to retain and motivate the named executive officers to increase stockholder value and achieve our business goals.

Federal Income Tax Information

Incentive Stock Options.   An optionee recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of an incentive stock option. Optionees who do not dispose of their shares for two years following the date the incentive stock option was granted or within one year following the exercise of the option will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies both such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares either within two years after the date of grant or within one year from the date of exercise (referred to as a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. A capital gain or loss will be long-term if the optionee’s holding period is more than 12 months. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder. The difference between the option exercise price and the fair market value of the shares on the exercise date of an incentive stock option is an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

Nonstatutory Stock Options and Stock Appreciation Rights.   Nonstatutory stock options and stock appreciation rights have no special tax status. A holder of these awards generally does not recognize taxable income as the result of the grant of such award. Upon exercise of a nonstatutory stock option or stock appreciation right, the holder normally recognizes ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares on the exercise date. If the holder is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option or stock appreciation right, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the holding period of the shares is more than 12 months. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option or stock appreciation right, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or stock appreciation right or the sale of the stock acquired pursuant to such grant.

Restricted Stock.   A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the “determination date.” The “determination date” is the date on which the participant acquires the shares unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date on which the shares are acquired. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Performance and Restricted Stock Unit Awards.   A participant generally will recognize no income upon the receipt of a performance share, performance unit or restricted stock unit award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any substantially vested shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above (see discussion under “Restricted Stock”). Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the “determination date” (as defined above under “Restricted Stock”), will be taxed as capital gain or loss. The company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Deferred Compensation Awards.   A participant generally will recognize no income upon the receipt of deferred compensation awards. Upon the settlement of the awards, the participant normally will recognize ordinary income in the year of settlement in an amount equal to the fair market value of the shares received. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the date they are transferred to the participant, will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code.

Potential Limitation on Company Deductions.   Code Section 162(m) denies a deduction to the Company for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year. Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with applicable regulations issued under Section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation, provided that: (i) the option plan contains a per-employee limitation on the number of shares for which options or stock appreciation rights may be granted during a specified period, (ii) the per-employee limitation is approved by the stockholders, (iii) the option is granted by a Compensation Committee comprised solely of “outside directors” (as defined in Section 162(m)) and (iv) the exercise price of the option or right is no less than the fair market value of the stock on the date of grant.

For the aforementioned reasons, the Company’s 2007 Plan provides for an annual per employee limitation as required under Section 162(m) and the Company’s Compensation Committee is comprised solely of outside directors. Accordingly, options or stock appreciation rights granted by the Compensation Committee qualify as performance-based compensation, and the other awards subject to performance goals may qualify.

Other Tax Consequences.   The foregoing discussion is intended to be a general summary only of the federal income tax aspects of awards granted under the 2007 Plan; tax consequences may vary depending on the particular circumstances at hand. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, no information is given with respect to state or local taxes that may be applicable. Participants in the 2007 Plan who are residents of or are employed in a country other than the United States may be subject to taxation in accordance with the tax laws of that particular country in addition to or in lieu of United States federal income taxes.

Required Vote and Board of Directors Recommendation

The affirmative vote of a majority of the votes cast at the meeting, at which a quorum is present, either in person or by proxy, is required to approve the 2007 Plan. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have no effect on the vote. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have the authority to vote your shares. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

Should such stockholder approval not be obtained, then the 2007 Plan, which is the subject of this proposal, will not be implemented and no additional awards will be granted on the basis of this increase. However, in that event the Prior Plan will remain in effect, and awards may continue to be made pursuant to the provisions of the plan until the earlier of the depletion of its share reserve or its expiration in 2007.

The Board believes that the 2007 Plan is in the best interests of the Company and its stockholders for the reasons stated above. THEREFORE, THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE RESTATEMENT OF THE COMPANY’S 1997 STOCK OPTION PLAN AS THE 2007 EQUITY INCENTIVE PLAN.

PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors of AXT has selected Burr, Pilger & Mayer LLP as independent auditors to audit the consolidated financial statements of AXT for the fiscal year ending December 31, 2007. Burr, Pilger & Mayer LLP has acted in such capacity since its appointment in fiscal year 2004. A representative of Burr, Pilger & Mayer is expected to be present at the annual meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

The following table sets forth the aggregate fees billed to AXT for the fiscal years ended December 31, 2005 and 2006 by Burr, Pilger & Mayer LLP:

	Fiscal 2005	Fiscal 2006
Audit Fees	$268,420	$308,545
Tax Fees	—	$1,250
All Other Fees	—	$94,330

Audit Fees consist of fees billed for professional services rendered for the audit of our consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided in connection with statutory and regulatory filings or engagements.

Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” This category includes work performed to certify elements of our financial statements for a report we were required to submit to an environmental regulatory agency.

All Other Fees consist of fees billed for services not reported above. In fiscal 2006, this related to services provided in connection with our public offering of 5,750,000 shares of our common stock in December 2006.

Review of Auditor Independence

The Audit Committee has determined that none of the services rendered by Burr, Pilger & Mayer LLP is incompatible with maintaining Burr, Pilger & Mayer LLP’s independence as our independent registered public accounting firm.

Pre-approval of Audit Fees

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The independent auditor and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval.

Vote Required and Board of Directors Recommendation

Although ratification by stockholders is not required by law, the Board of Directors has determined that it is desirable to request approval of this selection by the stockholders. Notwithstanding its selection, the Board of Directors, in its discretion, may appoint a new independent registered public accounting firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of AXT and its stockholders. If the stockholders do not ratify the appointment of Burr, Pilger & Mayer LLP, the Board of Directors may reconsider its selection.

The affirmative vote of a majority of the votes cast at the Annual Meeting of Stockholders, at which a quorum representing a majority of all outstanding shares of our common stock is present and voting, either in person or by proxy, will be required to ratify the appointment of Burr, Pilger & Mayer LLP as our independent registered public accounting firm. Shares of Series A Preferred Stock shall not be entitled to vote on this matter. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not have any effect on the outcome of the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPOINTMENT OF BURR, PILGER & MAYER LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.

PROPOSAL NO. 4
ADJOURNMENT OF THE MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES

Under the Company’s Bylaws, if a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time. If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then except as otherwise required by law, those present at such adjourned meeting shall constitute a quorum, and all matters shall be determined by a majority of the votes cast at such meeting. No new notice need be given of the date, time or place of the adjourned meeting if such date, time or place is announced at the meeting before adjournment, unless the meeting is adjourned to a date more than 30 days after the date fixed for the original meeting. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

If the proxy holders determine that an adjournment of the meeting is appropriate for the purpose of soliciting additional proxies in favor of any proposal being submitted by the Company at the meeting, such adjournment will be submitted for a stockholder vote under Proposal No. 4 of the attached Notice of Meeting. The Company will also use the discretionary authority conferred on its proxy holders by duly executed proxy cards to vote for any other matter as the Company determines to be appropriate.

Required Vote and Board of Directors Recommendation

The affirmative vote of a majority of the votes cast at the meeting, at which a quorum is present, either in person or by proxy, is required to approve this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not have any effect on the outcome of the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ADJOURNMENT OF THE MEETING, IF NECESSARY IN THE JUDGMENT OF THE PROXY HOLDERS, TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE COMPANY’S PROPOSALS IN THIS PROXY STATEMENT.

REPORT OF THE AUDIT COMMITTEE

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that Applied specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

The Audit Committee oversees AXT’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. Our independent auditors, Burr, Pilger & Mayer LLP is responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles.

The Audit Committee consists of three directors each of whom, in the judgment of the Board, is an “independent director” as defined in the listing standards for The Nasdaq Stock Market. The Audit Committee acts pursuant to a written charter that has been adopted by the Board of Directors. A copy of this charter is posted on our website at www.axt.com.

AXT has an Internal Audit function that reports directly to the Audit Committee. The Audit Committee reviews and approves the internal audit plan once a year and receives periodic updates of internal audit activity in meetings held at least quarterly throughout the year. Updates include discussion of audit project results, quarterly assessment of internal controls and risks of fraud.

The Committee has discussed and reviewed with the auditors all matters required to be discussed Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Committee has met with Burr, Pilger & Mayer LLP, with and without management present, to discuss the overall scope of Burr, Pilger & Mayer’s audit, the results of its examinations, its evaluations of AXT’s internal controls and the overall quality of its financial reporting.

The Audit Committee has received from the auditors a formal written statement describing all relationships between the auditors and AXT that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors’ independence.

Based on the review and discussions referred to above, the committee recommended to the Board of Directors that AXT’s audited financial statements be included in AXT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

In accordance with Audit Committee policy and the requirements of law, the Audit Committee pre-approves all services to be provided by AXT’s independent registered public accounting firm Burr, Pilger & Mayer LLP. Pre-approval is required for audit services, audit-related services, tax services and other services. In some cases, the full Audit Committee provides pre-approval for up to a year, related to a particular defined task or scope of work and subject to a specific budget. In other cases, a designated member of the Audit Committee may have delegated authority from the Audit Committee to pre-approve additional services, and such pre-approval is later reported to the full Audit Committee. See “Proposal No. 3, Ratification of Appointment of Independent Auditor” for more information regarding fees paid to Burr, Pilger & Mayer LLP for services in fiscal years 2006 and 2005.

AUDIT COMMITTEE
Leonard J. LeBlanc, Chair
David C. Chang
Jesse Chen

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Discussion and Analysis

Overview of Compensation Programs and Philosophy

Our philosophy is to provide a total compensation package that is competitive with the prevailing practices for our industry and markets. We believe that there should be a strong link between pay and performance, both at the Company level and the individual level. Although we believe that exceptional individual performance should be rewarded, we believe that such rewards should not be made unless there has been strong Company performance as well. Compensation levels were held in place, or in some cases reduced, in prior years pending improvements in overall Company performance, and were therefore believed to be low compared to our peer group companies. In setting compensation for fiscal 2006 and 2007, we recognized that fiscal 2005 was an important year of change and accomplishment for AXT. Our management was largely new in fiscal 2005, and was tasked with resolving the product quality issues that the Company had experienced during the prior years, and that had impacted Company performance.

We were able to largely resolve our quality issues, the industry trend toward compound semiconductor substrates began intensifying as device manufacturers started looking for ways to increase performance and lower power consumption, while incorporating more features and functionality into their devices. We continued our focus on sales penetration and improvements in our manufacturing costs and efficiencies, and entered 2006 with momentum in our sales efforts, competitive advantages and positive industry trends. Accordingly, although we have always had some element of our total executive officer compensation comprised of a short-term incentive bonus plan based upon Company and individual performance, during fiscal we reviewed all of our compensation programs, and established a new key officer bonus plan (the “Bonus Plan”), designed to reward individual performance, but only if Company performance also improved. Therefore, the Committee was able to acknowledge the positive effects experienced as a result of the changes wrought by our new management team.

Components of AXT’s Compensation Program

There are five major elements that comprise AXT’s executive officer compensation program: (i) base salary; (ii) annual cash bonus, payable quarterly; (iii) long-term incentives, such as stock options, and in the future, possibly restricted stock awards; (iv) retirement benefits provided under a 401(k) plan; and (v) executive perquisites and generally available benefit programs. In addition, AXT provides certain benefits to U.S. employees who spend a significant amount of their time in our Beijing facilities. AXT has selected these elements because each is considered useful and/or necessary to meet one or more of the principal objectives of our compensation policy. For instance, base salary and bonus target percentage are set with the goal of attracting and retaining employees, adequately compensating them on a day-to-day basis for the time spent and the services they perform, and rewarding them for achievement at specified levels of financial and individual performance. Our stock option grants are intended to provide an incentive and reward for the achievement of long-term business objectives, including achievement of our financial goals, growth of the Company, and to retaining key employees. AXT believes that these elements of compensation, when combined, are effective, and will continue to be effective, in achieving the objectives of our compensation programs.

AXT’s compensation program is intended to assure that the Company’s compensation and benefits policies attract, motivate and retain the key employees necessary to support the Company’s growth and success, both operationally and strategically. The Company intends to design and implement compensation and benefit programs for the Company’s officers and other executives in order to meet these guiding principles. To meet these objectives, AXT has adopted the following overriding policies:

•       Pay total compensation that is competitive with the practices of other companies of similar size and in similar industries;

•       Use total cash compensation (salary plus annual cash bonus, payable quarterly) to recognize appropriately each individual officer’s scope of responsibility, role in the organization, experience and contributions;

•       Reward performance by:

•        Providing short-term bonus compensation by establishing a Key Officer Bonus Plan (the “Bonus Plan” to reward achievement at specified levels of financial and individual performance, with a significant portion of each executive’s goals related to key financial measures, including company-specific measures comprising achievement of targeted revenue, gross profit and operating expense levels, all being line items upon which executive officer performance can have a significant impact and that can show beneficial financial performance improvement and therefore value to stockholders, and a significant portion being goals specific to each individual executive officer that represent an advance over current conditions rather than a continuation of same.

•        providing long-term incentives in the form of stock options, and when possible after the adoption of a new equity incentive plan, restricted stock, in order to retain those individuals with the leadership abilities necessary for increasing long-term stockholder value while aligning the interests of our officers with those of our stockholders.

The above policies were established by the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) in setting executive officer compensation, including the assessment of the appropriate allocation between current cash compensation, short-term bonus compensation, and long-term compensation. Other considerations include AXT’s business objectives, competitive practices and trends, and regulatory requirements.

Oversight of Executive Compensation

AXT’s executive compensation program is overseen and administered by the Committee, which is comprised entirely of independent directors as determined in accordance with various Nasdaq, Securities and Exchange Commission and Internal Revenue Code rules. The Committee operates under a written charter adopted by our Board. A copy of the charter is available at http://www.axt.com/investors.

The Committee meets regularly with AXT’s President and Chief Executive Officer, Dr. Yin, to obtain recommendations with respect to Company compensation programs, practices and packages for executives, other employees and directors. Dr. Yin makes recommendations to the Committee on the base salary, bonus targets and equity compensation for the executive team and other employees. The Committee considers, but is not bound to and does not always accept, Dr. Yin’s recommendations with respect to executive compensation. The Committee seriously considers proposals made by Dr. Yin, and executive compensation levels established for fiscal 2006 were generally based upon recommendations made by Dr. Yin. At the time, the Committee felt it important to follow Dr. Yin’s recommendations, as most of the executive team was new, selected by him, and they were working closely together to try to improve the Company’s financial performance. The Committee felt that Dr. Yin was well placed to know what would motivate his team financially, both in terms of long-term and short-term compensation.

However, the Committee reviewed the proposals, noting that they were in line with prior compensation levels awarded by the Committee, and in line with the Company’s peer group.

Dr. Yin attends most of the Committee’s meetings, but the Committee also regularly holds executive sessions not attended by any members of management or non-independent directors. The Committee discusses Dr. Yin’s compensation package with him, but makes decisions with respect to Dr. Yin’s compensation without him present. The Committee has the ultimate authority to make decisions with respect to the compensation of our named executive officers, but may, if it chooses, delegate any of its responsibilities to subcommittees. The Committee has in the past delegated to the Chief Executive Officer the authority to grant stock options to employees other than executive officers under guidelines set by the Committee, although the Committee has recently rescinded that authority, and as of February 2007, all grants of stock options to newly-hired employees and to existing employees shall be made by the Committee or the Board at regularly scheduled quarterly meetings, other than where the Board or the Committee determine that unusual circumstances, such as in the case of retention of an executive officer or directors, call for consideration of the grant of options or other awards other than at a regular quarterly Board or Committee meeting. The Committee also has authorized Dr. Yin to make salary adjustments and short-term incentive (bonus) decisions for all employees other than executive officers. The Committee has not delegated any of its authority with respect to the compensation of executive officers.

The Committee reviews the compensation program on an annual basis, other than deferred compensation and retirement benefits, which are reviewed from time to time to ensure that benefit levels remain competitive but are not included in the annual determination of an executive’s compensation package. In setting compensation levels for a particular executive, the Committee takes into consideration the proposed compensation package as a whole and each element individually, as well as the executive’s past and expected future contributions to our business.

In determining the particular elements of compensation that will be used to implement AXT’s overall compensation policies, the Committee reviews the Company’s financial performance, and the continued improvement expected in the coming fiscal year operating budgets, difficulties still facing the Company in achieving its operating budget, achievement of targeted revenue, gross profit and operating expense levels, as well as competitive practices among our peer group.

Reliance on Compensation Consultants.   The Committee has the authority to engage its own independent advisors to assist in carrying out its responsibility and, in fiscal 2006, the Committee retained a compensation consultant to assist in evaluating AXT’s executive officer compensation policies and its overall levels of executive compensation. With respect to the elements of executive officer compensation, and in particular the allocation of such compensation among current cash compensation, short-term bonus compensation, and long-term equity compensation, in 2006 the Committee retained Compensia, an independent compensation consulting firm, to review the Company’s executive compensation practices, and aid the Company in developing for the first time a set of executive compensation guiding principles that provide the framework for our compensation programs for fiscal 2007 and future years. Compensia reviewed for the Committee the emerging trends and best practices among similarly-situated companies, including pay-for-performance orientation, cash compensation, equity compensation, stock ownership guidelines, employment and change of control agreements, and other matters important for the Committee to review in connection with setting fiscal 2007 executive compensation.

Compensia advised the Committee on all of the principal aspects of executive compensation, including base salaries and annual and long-term incentives. A representative of Compensia attended one meeting of the Committee during fiscal 2006 in connection with its review of compensation practices to implement for fiscal 2007. In addition, representatives of Compensia had limited communication with the chair of the Committee outside of this meeting. Compensia reported to the Committee rather than to management, although the consultant met with management from time to time for purposes of gathering information. The Committee has not yet determined whether it will use this independent consultant, or any other consultant, again during fiscal 2007 in connection with its deliberation of compensation practices to implement for fiscal 2008 relating to executive officers. Compensia has not provided any other services to AXT and has received no compensation other than with respect to the services provided to the Committee.

Compensation Benchmarking.   In fiscal 2006, in order to determine each officer’s target total annual cash compensation (salary and bonuses) for fiscal 2007, in October 2006, the Committee reviewed compensation information from a group of 13 companies prepared by Compensia, with input from our management, and included companies with a similar market capitalization to ours, similar annual revenues, and who come from high-technology industries in which we compete for executive officer employees. The Committee has not yet determined whether it will review information from this same group in future reviews of annual executive officer compensation.

The peer group consisted of the following companies:

Advanced Analogic Technologies Incorp.
Alliance Fiber Optic Products, Inc.
Avanex Corporation
California Micro Devices
Catalyst Semiconductor, Inc.
Electroglas, Inc.
Endwave Corporation
Integrated Silicon Solution, Inc.
Nanometrics Incorporated
Nextest Systems Corporation
Oplink Communications, Inc.
Optical Communication Products, Inc.
Therma-Wave, Inc.

Data on the compensation practices of the above-mentioned peer group was gathered by Compensia through searches of publicly available information, including publicly available databases. Publicly available information does not typically include information regarding target cash compensation, so in fiscal 2006, AXT relied upon Compensia to benchmark target cash compensation levels against the above peer group. Peer group data was gathered by Compensia with respect to base salary, actual total cash compensation, target total cash compensation, annual, long term incentives, actual total direct compensation and target total direct compensation. It does not include deferred compensation benefits or generally available benefits, such as 401(k) plans or health care coverage.

Base Salary

The Committee generally reviews executive compensation each October for the next fiscal year. To establish executive compensation for fiscal 2006, the Committee did not retain a compensation consultant, and took into consideration its own review of market factors, and the recommendations of Dr. Yin, as well as the achievement of operating budgets for fiscal 2005, and the operating budget set for fiscal 2006. The Committee also recognized the substantial efforts performed by the current management team, substantially all of whom joined the Company after 2005, in achieving significant improvements in quality control over the Company’s products, increasing customer satisfaction, and achieving financial results for the Company.

Based on the survey described above, in October 2006, Compensia determined that AXT’s average total target and actual direct compensation is generally at or below the market 25th percentile due to low annual equity values, and that AXT’s base salary and target total cash compensation was below the median level. AXT’s goal is to target base pay at or above the median level among its peer group, although the Committee has also set a goal to allocate a larger portion of total compensation in future years to short- and long-term incentive compensation, and therefore to allocate a greater proportion of total compensation to annual cash bonuses and equity awards. Base pay and target cash compensation are analyzed by management to determine variances to our compensation targets using the combination of publicly available information and survey data as described above. Dr. Yin uses the market data in making his recommendations to the Committee for his direct reports.

In determining base salary and target total cash compensation for fiscal 2007, although the Committee confirmed that it remained committed to increasing the allocation to long-term incentive compensation, based on the low average total target and direct compensation, the Committee determined to leave a substantial portion allocated to these two items for fiscal 2007. The Committee also considers other factors such as job performance, skill set, prior experience, the executive’s time in his or her position and/or with AXT, internal consistency regarding pay levels for similar positions or skill levels within the Company, external pressures to attract and retain key executives, and market conditions generally. The Company is also committed to controlling fixed costs in order to achieve profitability. After reviewing such factors, and due to what was perceived to be historically low compensation levels, and the fact that compensation had generally been held static while the Company focused on remediation of its quality control problems, the Committee increased the base salaries of each of the named executive officers for fiscal 2007. In addition, the Committee, in order to reward exceptional goal achievement, reviewed and revised the executive officer compensation program, and in particular the key officer bonus program, in order to enable it to reward achievement of Company goals, and allow total compensation to be more competitive as a whole, while taking into account the growth expectations of the Company.

For fiscal 2007, the Committee increased the base salaries of each of the executive officers named in the Summary Compensation Table, based in part on the results of data provided by Compensia, as well as recommendations from Dr. Yin. Dr. Yin made recommendations to the Committee with respect to proposed salaries for fiscal 2007 for each of the named executive officers. The Committee generally accepted Dr. Yin’s recommendations as to base salary and target bonus compensation for each of the executive officers, and determined that the increases were appropriate to adequately compensate and reward each such executive officer, given the market data.

Key Executive Bonus Plan.

AXT maintains an annual incentive bonus program for key executive officers to encourage and award achievement of AXT’s business goals and to assist AXT in attracting and retaining executives by offering an opportunity to earn a competitive level of compensation. Based on these and the objectives described above, in February 2006, the Committee approved the 2006 Bonus Plan for the Company’s executive officers, and in which all of our executive officers participated. The Committee developed and approved specific performance targets for these officers for use in fiscal 2006 under the Bonus Plan, and again for use in fiscal 2007.

In adopting the Bonus Plan, the Committee confirmed that the philosophy of the Committee was to use total cash compensation (salary plus annual cash bonus) to recognize appropriately each individual officer’s scope of responsibility, role in the organization, experience and contributions. Although the Committee did not commission a third-party survey when first implementing the Bonus Plan, Compensia reviewed the terms of the Bonus plan, and considered the target and actual payments under the Bonus Plan in its evaluation of the Company’s executive officer compensation. In addition, at the time that the Bonus Plan was first adopted, the Committee noted that it has reviewed such surveys in the recent past and determined that its compensation and benefits payable to executive officers at that time was in line with, or at least not in excess of, external benchmarks of similarly-situated high technology companies, given the Company’s size and recent financial performance. In addition, in proposing the terms of the Bonus Plan, the Chief Executive Officer noted bonus structures typical in similarly-situated high technology companies that he was familiar with, given the Company’s size and recent financial performance, and the individual performance metrics that made sense for an enterprise such as the Company.

Cash bonuses are paid under the Bonus Plan in order to motivate the achievement of the Company’s business goals, and are based in part upon achievement of Company financial measures and in part upon individual performance metrics established for each executive officer, including both financial and operating metrics. The Committee designed the Bonus Plan to reward achievement at specified levels of financial and individual performance, with a significant portion of each executive’s goals related to key financial measures.

Payment of bonus amounts, and therefore total cash compensation, depends on the achievement of specified performance goals by each executive officer. Bonuses are payable quarterly to executive officers upon achievement of quarterly performance measures established by the Committee. Company performance goals are established in December of each year, in connection with the development of the annual budget. Specific individual goals, applicable to each executive officer, are established each quarter for the following quarter. For fiscal 2006 and fiscal 2007, the shared financial goals applicable to all executive officers under the Bonus Plan comprised achievement of revenues, gross profit and operating expense levels, with 60% of the total target bonus based upon achievement of shared financial goals. The remaining 40% of the target bonus is based upon achievement of individual goals with 15% discretionary by the Chief Executive Officer and 25% based upon specific individual measures.

The Committee establishes a bonus formula that is applied to the achieved performance. The bonus formula is based on the anticipated difficulty and relative importance of achieving the performance goals. Accordingly, the bonuses paid, if any, for any given fiscal quarter will vary depending on actual performance by the Company and by the individual. The Committee does not have discretion to increase bonuses under the Bonus Plan, but retains the discretion to decrease bonuses paid even if the performance goals are achieved, although the Committee has not in the past utilized such discretion. Bonuses are payable in cash; the Company does not maintain any program that allows an executive to defer any portion of his or her salary or bonus, and does not maintain a deferred compensation plan.

The performance goals and their respective weightings were altered from fiscal years prior to 2006 in order to better align bonus compensation and goals for our executives with the achievement of Company performance, to more adequately base such performance on achievement of Company financial success, to streamline administration of the plan, and to better reflect the executives’ roles at AXT. For instance, the Committee determined that the shared financial goals comprised of achievement of revenues, gross profit and operating expense levels were all line items upon which executive performance can have a significant impact and that can show beneficial financial performance improvement and therefore value to stockholders. The Committee discussed whether established measures should result in partial bonus payments to executives even if financial performance was not improved from the prior year, and determined to establish a plan that would not reward performance on one of the established metrics if performance of such metric did not represent an improvement from the prior year performance. The Committee confirmed that while it intended to reward executives for improving the financial performance of the company, the Committee was basing 2006 compensation decisions upon the 2006 operating budget, and while noting the improvement expected in the 2007 operating budget, did not intend to recognize that improvement fully until after noting if the 2006 operating plan was achieved. At the time the performance goals for the officers under the Bonus Plan were set, the Committee believed that the goals would be difficult but achievable with significant effort.

For fiscal 2006 and fiscal 2007, Dr. Yin made recommendations to the Committee with respect to target bonus amounts, expressed as a maximum dollar amount, for each of the named executive officers. These recommended bonus amounts were consistent with the Committee’s anticipated target total cash compensation levels and were approved by the Committee as proposed.

The following is the fiscal 2006 annual maximum target bonus payable to each executive officer if performance measures were achieved:

Named Executive Officer	Amount	Percentage of Salary of Fiscal 2006 Target Bonus
Philip C.S. Yin	$120,000	54.5%
Minsheng Lin	$100,000	50.5%
Davis Zhang	$70,000	31.3%
Wilson W. Cheung	$60,000	30.9%
John J. Cerilli	$80,000	45.7%
Morris S. Young	$60,000	28.3%

In fiscal 2006, AXT, on average, exceeded performance targets specified for fiscal 2006 for revenue, gross profit and operating expense levels. Executive officers achieved approximately 93.4% of the maximum target bonus amounts, based on Company and individual performance in fiscal 2006. Bonuses were paid quarterly, with the final bonus payment made following the end of fiscal 2006, in March of 2007. Bonuses paid to our named executive officers under the Bonus Plan for fiscal 2006 were:

Named Executive Officer	Amount	Percentage of Salary Earned in Fiscal 2006
Philip C.S. Yin	$116,292	52.9%
Minsheng Lin	$91,503	46.2%
Davis Zhang	$64,640	28.9%
Wilson W. Cheung	$57,491	29.6%
John J. Cerilli	$72,778	41.6%
Morris S. Young	$55,118	26.0%

In December 2006, the Committee set the bonus formula and performance goals that will be used to determine bonuses, if any, under the Bonus Plan for fiscal 2007. The fiscal 2007 target bonuses are as follows:

Named Executive Officer	Amount	Percentage of Salary of Fiscal 2007 Target Bonus
Philip C.S. Yin	$120,000	40.4%
Minsheng Lin	$100,000	43.9%
Davis Zhang	$70,000	29.8%
Wilson W. Cheung	$60,000	26.8%
John J. Cerilli	$80,000	40.0%

Long-Term Incentive Compensation

AXT provides long-term incentive compensation through awards of stock options that generally vest over multiple years. AXT’s equity compensation program is intended to align the interests of our officers with those of our stockholders by creating an incentive for our officers to maximize stockholder value. The equity compensation program also is designed to encourage our officers to remain employed with AXT despite a very competitive labor market. AXT believes that the value of its equity awards has historically been below the 25th percentile of the peer group mentioned above, based on the information provided by Compensia, and so determined to increase the size of equity awards made at the end of fiscal 2006, after reviewing fiscal 2006 performance. Accordingly, the Committee made awards in excess of the amounts recommended by Dr. Yin.

Equity-based incentives are granted to our officers under AXT’s stockholder-approved Stock Option Plan. The Committee has in the past several years only granted equity awards to executive officers at its scheduled meetings. Grants approved during scheduled meetings become effective and are priced as of the date of approval. The Committee has previously delegated authority to the Chief Executive Officer to make grants to non-executive officers in accordance with guidance established by the Committee. The grants became effective and were priced as of the date of approval, or a predetermined future date (for example, new hire grants were effective as of the later of the date of approval or the newly hired employee’s start date). As of February 2007, all grants of stock options or other equity awards to newly-hired employees shall be made by the Committee or the Board at regularly scheduled quarterly meetings, unless the Board or the Committee determine that unusual circumstances, such as in the case of retention of an executive officer or directors, call for consideration of the grant of awards other than at a regular quarterly Board or Committee meeting, in which case consideration of and action with respect to such awards shall take place at a special Board or Committee meeting, and not by unanimous written consent.

All stock options and stock appreciation rights approved for grant at a regular quarterly Board or Committee meeting shall be granted effective as of the date (the “Grant Date”) of such meeting, provided that if public announcement of material information other than quarterly earnings is anticipated, the Grant Date may be deferred at the discretion of the Board or Committee until the second trading day after release of such information. Except as otherwise provided in the stock option plan with respect to grants of incentive stock options (including tandem stock appreciation rights in conjunction with such options) to certain large stockholders, the exercise price of all options and stock appreciation rights granted at regular quarterly meetings shall be the closing price of the Company’s Common Stock on the Grant Date, as reported by the Nasdaq Stock Market.

Upon the recommendation of management, awards granted to new employees of the Company at a regular quarterly meeting of the Board of Directors or the Compensation Committee may have vesting dates that give the optionee credit for the period from his or her date of employment to the Grant Date. All references to awards in offer letters or other communications with prospective employees or other service providers shall state that such proposed award will be recommended by management but will be subject to approval by the Board or the Committee.

The Committee has not granted, nor does it intend in the future to grant, equity compensation awards to executives in anticipation of the release of material nonpublic information that is likely to result in changes to the price of AXT common stock, such as a significant positive or negative earnings announcement. Similarly, the Committee has not timed, nor does it intend in the future to time, the release of material nonpublic information based on equity award grant dates. Also, because equity compensation awards typically vest over a three- or four-year period, the value to recipients of any immediate increase in the price of AXT’s stock following a grant will be attenuated.

In April 2007, the Board of Directors adopted, subject to stockholder approval, the Company’s 2007 Equity Incentive Plan (the “2007 Plan”). The 2007 Plan is intended to be a restatement of the 1997 Plan which is scheduled to expire in 2007. If the Stockholders approve the restatement of the 1997 Plan, the share reserve of the 1997 Plan will become the reserve of the 2007 Plan, and 1,300,000 shares will be reserved under the 2007 Plan, in addition to the 5,800,000 shares that were originally available for grant under the 1997 Plan, most of which have since been granted, exercised or cancelled. With the addition of the new 1,300,000 shares to the 2007 Plan, and the 1,928,994 shares remaining available for grant under the 1997 Plan, there will be a total of 3,228,994 shares available for grant under the 2007 Plan. If the 2007 Plan is not approved by stockholders, the Company will be unable to make many future grants of stock options to executive officers or other non-officer employees or directors. The Company believes that appropriate equity incentives are critical to attracting and retaining the best employees in its industry. The approval of this proposal will enable the Company to continue to provide such incentives. The Company believes its use of stock options in the employee compensation process has been a material factor in its success to date, and the Company intends to continue the appropriate use of stock options in the future.

The Committee believes that stock options can be an effective tool for meeting AXT’s compensation goal of increasing long-term stockholder value by tying the value of the stock options to AXT’s performance in the future. Employees are able to profit from stock options only if AXT’s stock price increases in value over the stock option’s exercise price. Accordingly, AXT believes the options that were granted provide effective incentives to option holders to achieve increases in the value of AXT’s stock. The 1997 Plan does not allow AXT to make grants of other types of awards other than stock options.

The Committee believes that, in light of market changes and the importance of employee retention, other types of awards, including restricted stock and performance shares, may be viable to attract and retain key executives. However, if the 2007 Plan is adopted, the Committee expects to study these issues further before making grants of anything other than stock options and possibly restricted stock, and has not determined whether it will make awards that are subject to performance-based vesting rather than time-based vesting.

The number of options the Committee grants to each officer and the vesting schedule for each grant is determined based on a variety of factors, including the Committee’s goal to increase the proportion of compensation awarded to executive officers as long-term incentive compensation. The stock options granted in fiscal 2006 were based upon recommendations given by Dr. Yin, as well as the Committee’s own view as to the performance of each executive. At the end of fiscal 2006, the Committee accepted Dr. Yin’s recommendations with respect to option grants, but increased slightly the number of shares granted to most of the executive officers from his original recommendation.

In fiscal 2006, our Committee relied upon the above-mentioned factors to approve stock option grants for the named executive officers, and Dr. Yin made grants of stock options, under authority delegated to him by the Committee, to non-officer employees. All such grants made under delegated authority were reported to the Committee at the next regularly scheduled meeting. Stock options generally vest as to 25% per year over four years and stock options typically have a ten-year term. All stock option grants have a per share exercise price equal to the fair market value of AXT’s common stock on the grant date.

Please see the section entitled “Proposal No. 2, Approval of the Restatement of the 1997 Stock Option Plan as the 2007 Equity Incentive Plan,” below, for further information. We believe that stockholder approval of the changes to the 2007 Plan are important to allow us to continue attracting and retaining key employees and executive officers, and to motivate executives and other employees to achieve our goals.

Retirement Benefits under the 401(k) Plan, Executive Perquisites and Generally Available Benefit Programs

AXT does not maintain a non-qualified deferred compensation plan, other than our AXT, Inc. Employee Savings and Retirement Plan (the “401(k) Plan”). The tax-qualified 401(k) Plan provides for broad-based employee participation. Under the 401(k) Plan, all AXT employees are eligible to receive matching contributions from AXT that are subject to vesting over time. The matching contribution for the 401(k) Plan year 2006 was $0.4 million, and was calculated and paid on a payroll-by-payroll basis subject to applicable Federal limits, and subject to vesting. AXT also makes an annual “reconciling match” designed to more evenly determine the amount of matching contributions that eligible employees receive. This reconciling match works by recalculating the regular matching contribution as if it were paid on an annualized, instead of payroll-by-payroll, basis. If the annualized matching contribution would have been higher, AXT contributes a matching contribution equal to the difference between the two. AXT does not provide defined benefit pension plans or defined contribution retirement plans to its executives or other employees other than the 401(k) Plan.

AXT also offers a number of other benefits to the named executive officers pursuant to benefit programs that provide for broad-based employee participation. These benefits programs include medical, dental and vision insurance, long-term and short-term disability insurance, life and accidental death and dismemberment insurance, health and dependent care flexible spending accounts, business travel insurance, income protection, wellness programs, relocation/expatriate programs and services, educational assistance, employee assistance and certain other benefits.

In fiscal 2006, the executive officers were eligible to receive health care coverage that is generally available to other AXT employees. In addition, expatriate employees at the level of director and above receive additional time off in addition to the vacation time typically provided to other AXT employees.

The 401(k) Plan and other generally available benefit programs allow AXT to remain competitive for key employees, and AXT believes that the availability of the benefit programs generally enhances employee productivity and loyalty to AXT. The main objectives of AXT’s benefits programs are to give our employees access to quality healthcare, financial protection from unforeseen events, assistance in achieving retirement financial goals, enhanced health and productivity and to provide support for global workforce mobility, in full compliance with applicable legal requirements. These generally available benefits typically do not specifically factor into decisions regarding an individual executive’s total compensation or equity award package.

AXT evaluates the competitiveness of our 401(k) Plan as related to similar plans of our peer group members by analyzing the dollar value to an employee and the dollar cost to AXT for the benefits under the applicable plan using a standard population of employees. We analyze changes to our benefits programs in light of the overall objectives of the program, including the effectiveness of the retention and incentive features of such programs and our targeted percentile range.

Stock Ownership Guidelines

The Board has not adopted stock ownership guidelines applicable to officers or directors of the Company.

The Role of Executive Officers in Determining Executive Compensation

AXT’s Chief Executive Officer, Dr. Yin, provides recommendations regarding the design of the Company’s compensation program to the Committee and the individual compensation packages for executive officers. As CEO, Dr. Yin is responsible for bringing recommended compensation actions involving his direct reports to the Committee for approval. Dr. Yin cannot implement compensation changes for any of his direct reports. During Committee meetings at which compensation actions involving Dr. Yin’s direct reports are discussed, Dr. Yin takes an active part in the discussions. Although Dr. Yin provides input into his own compensation, during Committee meetings at which compensation actions involving Dr. Yin are discussed, Dr. Yin is not present and does not participate in the discussions. As the Committee comprises all of the independent directors on the Board, the Committee does not bring recommended compensation actions involving the Dr. Yin to the Board for its concurrence, and unilaterally approves compensation changes for Dr. Yin and all other executive officers.

Compensation of Chief Executive Officer

During fiscal 2006, Dr. Yin received a salary of $220,000. In setting Dr. Yin’s salary, target bonus and stock option grant, the Committee relied on market-competitive pay data and the strong belief that the Chief Executive Officer significantly and directly influences AXT’s overall performance. The Committee also took into consideration the overall compensation policies discussed above. As explained under “Key Executive Bonus Plan” above, applying the bonus formula put into place at the beginning of fiscal 2006 to AXT’s actual performance for the year resulted in a bonus to Dr. Yin of $116,292. Dr. Yin was granted an option to purchase 25,000 shares of common stock in fiscal 2006. All of the stock options granted are subject to time-based vesting.

In order to recruit Dr. Yin to the Company in 2005, he was given assurance of certain severance payments if the Company terminates his employment without cause, as described under the section entitled “Potential Payments upon Termination or Change in Control.” The Company believes that this agreement was necessary in order to induce Dr. Yin to leave his former employer and that the size of the severance package is appropriate for an executive of his caliber and for a company of AXT’s size.

Retirement Arrangement for Retiring Executive

AXT does not have employment or change of control agreements with any of its executive officers other than as described in the section “Potential Payments upon Termination or Change in Control.” Following Dr. Young’s retirement effective December 31, 2006, the Company paid Dr. Young the retirement package described below under the section entitled “Potential Payments Upon Termination or Change in Control.” The Committee believed that the package was appropriate to reward Dr. Young for his many contributions and long years of service to the Company. As part of the retirement arrangement, Dr. Young also agreed to continue to provide consulting services to the Company through June 2008, and not compete with the Company. For the Company’s protection, Dr. Young also signed a release of any claims against the Company.

Accounting and Tax Considerations

In designing its compensation programs, AXT takes into consideration the accounting and tax effect that each element will or may have on AXT and the executive officers and other employees as a group. When determining how to apportion between differing elements of compensation, the goal is to meet AXT’s objectives while maintaining cost neutrality. For instance, if AXT increases benefits under one program resulting in higher compensation expense, AXT may seek to decrease costs under another program in order to avoid a compensation expense that is above the affordability level. As a further example, if the 2007 Plan is approved, the Committee may determine to grant restricted stock instead of stock options, as a result of the accounting impact of stock option grants and the desire to minimize the charges incurred for stock compensation expense. AXT recognizes a charge to earnings for accounting purposes when either stock options or performance shares are granted. In addition, since restricted stock awards provide immediate value to employees once vested, while the value of stock options is dependent on future increases in the value of AXT stock, AXT may be able to realize the same retention value from a smaller number of shares of restricted stock as compared to stock options.

In addition, AXT has not provided any executive officer or director with a gross-up or other reimbursement for tax amounts the executive might pay pursuant to Section 280G or Section 409A of the Internal Revenue Code. Section 280G and related Internal Revenue Code sections provide that executive officers, directors who hold significant stockholder interests and certain other service providers could be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of AXT that exceeds certain limits, and that AXT or its successor could lose a deduction on the amounts subject to the additional tax. Section 409A also imposes additional significant taxes in the event that an executive officer, director or service provider receives “deferred compensation” that does not meet the requirements of Section 409A. AXT structures its equity awards in a manner intended to comply with the applicable Section 409A requirements.

In determining which elements of compensation are to be paid, and how they are weighted, AXT also takes into account whether a particular form of compensation will be considered “performance-based” compensation for purposes of Section 162(m) of the Internal Revenue Code. Under Section 162(m), AXT generally receives a federal income tax deduction for compensation paid to any of its named executive officers only if the compensation is less than $1 million during any fiscal year or is “performance-based” under Section 162(m). Our Committee currently intends to continue seeking a tax deduction for all of AXT’s executive compensation, to the extent we determine it is in the best interests of AXT. All of the stock options granted to our executive officers qualify under Section 162(m) as performance-based compensation.

Compensation Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that Applied specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

We, the Compensation Committee of the Board of Directors of AXT, Inc., have reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on such review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in AXT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

THE COMPENSATION COMMITTEE
David C. Chang, Chair
Leonard J. LeBlanc
Jesse Chen

Summary Compensation Table

The following table sets forth information concerning the compensation earned during the fiscal year ended December 31, 2006, by our Chief Executive Officer, our Chief Financial Officer, our other executive officers, and one former executive officer who would have been included among our other executive officers had he continued to serve as an executive officer through December 31, 2006:

Name and Principal Position	Year	Salary ($)		Bonus ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($) (3)		Total ($)(14)
Philip C. S. Yin President and Chief Executive Officer	2006	$257,200	(4)	—	$60,175	$116,292	$13,190	(5)	$446,857
Minsheng Lin Chief Operating Officer	2006	$231,313	(6)	—	$23,221	$91,503	$9,787	(7)	$355,824
Davis Zhang President, Joint Venture Operations	2006	$241,963	(8)	—	$81,788	$62,162	$9,081	(9)	$394,994
Wilson W. Cheung Chief Financial Officer and Corporate Secretary	2006	$194,806		—	$54,021	$57,491	$7,126	(10)	$313,444
John J. Cerilli Vice President, Global Sales & Marketing	2006	$192,327	(11)	—	$9,666	$72,778	$700	(12)	$275,471
Former Officer:
Morris S. Young Former Chief Technology Officer	2006	$252,041	(13)	—	$94,512	$55,118	$431,868	(14)	$833,539

       (1) Valuation based on the dollar amount recognized for financial statement reporting purposes pursuant to FAS 123(R). Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts shown are the compensation costs recognized by AXT in fiscal 2006 for option awards as determined pursuant to FAS 123R. These compensation costs reflect option awards granted in and prior to fiscal 2006. The assumptions used to calculate the value of option awards are set forth under Note 1 of the Notes to Consolidated Financial Statements included in AXT’s Annual Report on Form 10-K for the year ended December 31, 2006.

       (2) Amounts consist of bonuses earned for services rendered in fiscal 2006. Performance-based bonuses are generally paid under our Key Officer Bonus Plan and reported as Non-Equity Incentive Plan Compensation. Includes amounts earned for the fourth quarter of fiscal 2006, but not paid until March 2007.

       (3) Except as otherwise indicated, consists of matching contributions to the AXT, Inc. 401(k) Plan, which provides for broad-based employee participation, and payment of premiums for life insurance. No named executive officer individually received perquisites or other personal benefits with a value that exceeded $2,000 in the aggregate. The named executive officers received no benefits from AXT under defined pension or defined contribution plans other than the 401(k) Plan.

       (4) Includes a $7,200 car allowance, and a $30,000 housing allowance.

       (5) This amount consists of (a) AXT’s matching contribution of $6,480 under the tax-qualified 401(k) Plan, and (b) AXT’s payment on behalf of Dr. Yin of $6,710 in term life insurance premiums.

       (6) Includes $15,385 housing allowance, and $17,122 spouse travel allowance for living in China.

       (7) This amount consists of (a) AXT’s matching contribution of $7,307 under the tax-qualified 401(k) Plan, and (b) AXT’s payment on behalf of Mr. Lin of $2,480 in term life insurance premiums.

       (8) Includes $17,963 living allowance for living in China.

       (9) This amount consists of (a) AXT’s matching contribution of $8,115 under the tax-qualified 401(k) Plan, and (b) AXT’s payment on behalf of Mr. Zhang of $966 in term life insurance premiums.

(10) This amount consists of (a) AXT’s matching contribution of $6,891 under the tax-qualified 401(k) Plan, and (b) AXT’s payment on behalf of Mr. Cheung of $235 in term life insurance premiums.

(11) Includes $18,000 housing allowance.

(12) This amount consists of AXT’s payment on behalf of Mr. Cerilli of $700 in term life insurance premiums.

(13) Dr. Young resigned from AXT effective December 31, 2006, although he remains a member of our Board of Directors. This amount consists of (a) AXT’s matching contribution of $4,990 under the tax-qualified 401(k) Plan and (b) AXT’s payment on behalf of Dr. Young of $2,789 in term life insurance premiums. Additionally, pursuant to an Agreement Respecting Separation Payment dated March 29, 2005, previously filed by AXT (described further under the section entitled “Employment Contract and Separation Agreement”), AXT agreed to pay Dr. Young a separation bonus in the gross amount of two times his salary as a result of the termination of his employment. In addition, the Company has agreed to pay to Dr. Young the amount of $7,500 per month, through June 30, 2008, in return for Dr. Young’s agreement to remain available to consult with the Company at reasonable times and places on technical and other issues as to which his knowledge and experience could be of value to the Company. Accordingly, on January 16, 2007, AXT paid Dr. Young $424,000 as a separation bonus.

(14) Payments made in Chinese renminbi are reported in this table in U.S. dollars, based on the average exchange rate during the fiscal year for which the compensation was reported. Amounts reported are based on an average dollar-to-renminbi exchange rate of $0.1282.

Our executive compensation program is structured so that a portion of our executives’ targeted total compensation is “at risk” (in the form of stock option grants and bonus payments under our Key Officer Bonus Plan) and therefore dependent upon AXT’s results. In determining the “at risk” proportion between cash and equity among our total mix of compensation, we consider the employee position and responsibilities, ability to impact AXT’s results, and the competitive market for executive talent in our industry. We strive to balance the components of our compensation program appropriately in light of these factors.

Grants of Plan-Based Awards

The following table sets forth certain information with respect to option awards and other plan-based awards granted during the fiscal year ended December 31, 2006 to our named executive officers:

2006 GRANTS OF PLAN-BASED AWARDS

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)				All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Options (#)	Awards ($)	Awards ($)(2)
Philip C.S. Yin	10/27/06	$0	$120,000	$120,000	25,000	$4.81	$68,098
Minsheng Lin	10/27/06	$0	$100,000	$100,000	15,000	$4.81	$40,859
Davis Zhang	10/27/06	$0	$70,000	$70,000	15,000	$4.81	$40,859
Wilson W. Cheung	10/27/06	$0	$60,000	$60,000	15,000	$4.81	$40,859
John J. Cerilli	10/27/06	$0	$80,000	$80,000	15,000	$4.81	$40,859
Morris S. Young	—	$0	$60,000	$60,000	—	—	—

(1)          AXT awards bonuses pursuant to the Key Officer Bonus Plan, which provides for the award of annual cash bonuses based upon threshold, target and maximum payout amounts set by the Board of Directors at the beginning of each fiscal year. See “Compensation Discussion and Analysis—Plan-Based Awards.” The actual amount paid to each named executive officer for the fiscal year ended December 31, 2006 is set forth in the Summary Compensation Table under the heading, “Non-Equity Incentive Plan Compensation.”

(2)          The value of an option award is based on the fair value as of the grant date of such award determined pursuant to FAS 123(R). The exercise price for all options granted to the named executive officers is 100% of the fair market value of the shares on the grant date. The option exercise price has not been deducted from the amounts indicated above. Regardless of the value placed on a stock option on the grant date, the actual value of the option will depend on the market value of AXT common stock at such date in the future when the option is exercised. The proceeds to be paid to the individual following this exercise do not include the option exercise price.

AXT’s current stock plans provide only for the grant of stock options. If the 2007 Plan is approved by stockholders at this meeting, AXT expects to award a greater portion of its equity compensation in the form of restricted stock. If the stockholders do not approve the 2007 Plan, our current stock plans will expire, and we will be unable to continue to make awards of equity compensation to our employees or executive officers.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to the value of all unexercised options previously awarded to our named executive officers as of December 31, 2006.

OUTSTANDING EQUITY AWARDS AS OF DECEMBER 31, 2006

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) (1) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Philip C. S. Yin	105,000	(2)	135,000	$1.17	3/28/2015
	9,375	(3)	20,625	$1.33	9/2/2015
	—	(4)	25,000	$4.81	10/27/2016
Minsheng Lin	34,517	(5)	64,583	$1.21	7/11/2015
	1,250	(6)	2,750	$1.33	9/2/2015
	—	(7)	15,000	$4.81	10/27/2016
Davis Zhang	90,000	(8)	—	$5.00	8/19/2007
	108,000	(9)	—	$2.19	11/22/2012
	172,900	(10)	—	$1.38	7/21/2013
	29,167	(11)	20,833	$1.18	8/13/2014
	15,625	(12)	34,375	$1.33	9/2/2015
	—	(13)	15,000	$4.81	10/27/2016
Wilson W. Cheung	58,125	(14)	31,875	$2.24	5/17/2014
	4,083	(15)	2,917	$1.18	8/13/2014
	15,625	(16)	34,375	$1.33	9/2/2015
	—	(17)	15,000	$4.81	10/27/2016
John J. Cerilli	11,667	(18)	23,333	$1.25	8/29/2015
	—	(19)	15,000	$4.81	10/27/2016
Former Officer:
Morris S. Young (20)	20,000	(21)	—	$5.50	8/19/2007
	126,000	(22)	—	$2.19	11/22/2012
	77,500	(23)	—	$1.38	7/21/2013
	29,167	(24)	20,833	$1.18	8/13/2014
	15,625	(25)	34,375	$1.33	9/2/2015

       (1) Except as otherwise noted, each option vests at the rate of 1/4 of the underlying shares on the first anniversary of the date of grant and 1/48 of the shares each month thereafter.

       (2) The option was granted on 3/28/2005. Assuming continued employment with AXT, the shares will become fully exercisable on 3/28/2009.

       (3) The option was granted on 9/2/2005. Assuming continued employment with AXT, the shares will become fully exercisable on 9/2/2009.

       (4) The option was granted on 10/27/2006. Assuming continued employment with AXT, the shares will become fully exercisable on 10/27/2010.

       (5) The option was granted on 7/11/2005. Assuming continued employment with AXT, the shares will become fully exercisable on 7/11/2009.

       (6) The option was granted on 9/2/2005. Assuming continued employment with AXT, the shares will become fully exercisable on 9/2/2009.

       (8) The option was granted on 8/19/1997. The shares became fully exercisable on 8/19/2003.

       (9) The option was granted on 11/22/2002. The shares became fully exercisable on 11/22/2006.

(10) The option was granted on 7/21/2003. The shares became fully exercisable on 7/21/2006.

(11) The option was granted on 8/13/2004. Assuming continued employment with AXT, the shares will become fully exercisable on 8/13/2008.

(12) The option was granted on 9/2/2005. Assuming continued employment with AXT, the shares will become fully exercisable on 9/2/2009.

(13) The option was granted on 10/27/2006. Assuming continued employment with AXT, the shares will become fully exercisable on 10/27/2010.

(14) The option was granted on 5/17/2004. Assuming continued employment with AXT, the shares will become fully exercisable on 5/17/2008.

(15) The option was granted on 8/13/2004. Assuming continued employment with AXT, the shares will become fully exercisable on 8/13/2008.

(16) The option was granted on 9/2/2005. Assuming continued employment with AXT, the shares will become fully exercisable on 9/2/2009

(17) The option was granted on 10/27/2006. Assuming continued employment with AXT, the shares will become fully exercisable on 10/27/2010.

(18) The option was granted on 8/29/2005. Assuming continued employment with AXT, the shares will become fully exercisable on 8/29/2009

(19) The option was granted on 10/27/2006. Assuming continued employment with AXT, the shares will become fully exercisable on 10/27/2010.

(20) Upon Dr. Young’s resignation from AXT, the options continue to vest during the term of his consulting arrangement, which continues until June 8, 2008, and would remain exercisable for one year thereafter.

(21) The option was granted on 8/19/1997. These shares became fully exercisable on 7/26/2001.

(22) The option was granted on 11/22/2002. These shares became fully exercisable on 11/22/2006.

(23) The option was granted on 7/21/2003. These shares became fully exercisable on 7/21/2006.

(24) The option was granted on 8/13/2004. Assuming continued employment with AXT, the shares will become fully exercisable on 8/13/2008.

(25) The option was granted on 9/2/2005. Assuming continued employment with AXT, the shares will become fully exercisable on 9/2/2009.

Option Exercises and Stock Vested During Last Fiscal Year

The following table shows all stock options exercised and value realized upon exercise by the named executive officers during the fiscal year ended December 31, 2006:

OPTION EXERCISES AND STOCK VESTED FOR FISCAL 2006

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Philip C.S. Yin	—	—	114,375	$404,531
Minsheng Lin	—	—	36,667	$128,551
Davis Zhang	—	—	78,090	$244,054
Wilson W. Cheung	—	—	39,875	$114,964
John J. Cerilli	—	—	11,667	$40,484
Former Officer:
Morris S. Young	72,000	$135,360	78,802	$243,091

(1)          Based on the difference between the market price of AXT’s common stock on the date of exercise and the exercise price.

(2)          Based on the market price of AXT’s common stock on the vesting date.

Pension Benefits

AXT’s named executive officers received no benefits in fiscal 2006 from AXT under defined pension or defined contribution plans other than the tax-qualified 401(k) Plan.

Potential Payments upon Termination or Change in Control

Acceleration of Stock Options

On November 22, 2002, the Board of Directors, on the recommendation of the Compensation Committee, adopted a second form of standard stock option agreement for use in connection with grants of stock options made to employees pursuant to our 1997 Plan. This form of standard agreement provides that in the event of a “change in control,” as defined therein, and termination of employment or resignation for “good reason” as defined therein, of the individual’s employment, within twelve months after the change in control, the vesting and exercisability of the option will accelerate such that the option will become immediately exercisable and vested in full as of the date of termination or resignation. Options granted to all of our employees since 2002, including options granted to our executive officers and directors, include these provisions which provide for acceleration in full upon a change of control event in which the employee is terminated or constructively dismissed within 12 months after the change in control. Options granted to our directors accelerate in full upon the change in control event, whether or not there is a termination of their service to the Company. All options so accelerated remain exercisable for the earlier of the term of the option or six months after the effective date of the termination. Our executive officers, Messrs. Yin, Lin, Zhang, Cheung and Cerilli hold stock options for 155,625, 67,333, 55,208, 69,167, and 23,333 shares, respectively, under our 1997 Stock Option Plan that are subject to a stock option agreement that includes this acceleration provision.

The following are the applicable definitions under the 1997 Plan:

A “Change in Control” shall mean an event or a series of related events (collectively, the “Transaction”) wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Company or the corporation or corporations to which the assets of the Company were transferred (the “Transferee Corporation(s)”), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the Transaction, own the Company or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations. The Board shall have the right to determine whether multiple sales or exchanges of the voting stock of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

An “Ownership Change Event” shall be deemed to have occurred if any of the following occurs with respect to the Company:

•       the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company;

•       a merger or consolidation in which the Company is a party;

•       the sale, exchange, or transfer of all or substantially all of the assets of the Company; or

•       a liquidation or dissolution of the Company.

“Termination After Change in Control” shall mean any of the following events occurring within twelve (12) months after a Change in Control:

•       termination by the Participating Company Group of the Optionee’s Service with the Participating Company Group for any reason other than for Cause (as defined below); or

•       the Optionee’s resignation for Good Reason (as defined below) from all capacities in which the Optionee is then rendering Service to the Participating Company Group within a reasonable period of time following the event constituting Good Reason.

•       Notwithstanding any provision herein to the contrary, Termination After Change in Control shall not include any termination of the Optionee’s Service with the Participating Company Group which (1) is for Cause (as defined below); (2) is a result of the Optionee’s death or disability; (3) is a result of the Optionee’s voluntary termination of Service other than for Good Reason; or (4) occurs prior to the effectiveness of a Change in Control.

“Cause” shall mean any of the following: (i) the Optionee’s theft, dishonesty, or falsification of any Participating Company documents or records; (ii) the Optionee’s improper use or disclosure of a Participating Company’s confidential or proprietary information; (iii) any action by the Optionee which has a detrimental effect on a Participating Company’s reputation or business; (iv) the Optionee’s failure or inability to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure or inability; (v) any material breach by the Optionee of any employment agreement between the Optionee and a Participating Company, which breach is not cured pursuant to the terms of such agreement; or (vi) the Optionee’s conviction (including any plea of guilty or nolo contendere) of any criminal act which impairs the Optionee’s ability to perform his or her duties with a Participating Company.

“Good Reason” shall mean any one or more of the following:

•       without the Optionee’s express written consent, the assignment to the Optionee of any duties, or any limitation of the Optionee’s responsibilities, substantially inconsistent with the Optionee’s positions, duties, responsibilities and status with the Participating Company Group immediately prior to the date of the Change in Control;

•       without the Optionee’s express written consent, the relocation of the principal place of the Optionee’s Service to a location that is more than thirty (30) miles from the Optionee’s principal place of Service immediately prior to the date of the Change in Control, or the imposition of travel requirements substantially more demanding of the Optionee than such travel requirements existing immediately prior to the date of the Change in Control; or

•       any failure by the Participating Company Group to pay, or any material reduction by the Participating Company Group of, (1) the Optionee’s base salary in effect immediately prior to the date of the Change in Control by more than 15% (unless reductions comparable in amount and duration are concurrently made for all other employees of the Participating Company Group with responsibilities, organizational level and title comparable to the Optionee’s), or (2) the Optionee’s bonus compensation, if any, in effect immediately prior to the date of the Change in Control (subject to applicable performance requirements with respect to the actual amount of bonus compensation earned by the Optionee).

If AXT been the subject of a change of control that resulted in the termination of employment or resignation for good reason of any of our executive officers as of December 31, 2006, the last business day of AXT’s fiscal 2006, the number of options to purchase our common stock held by each executive officer as indicated below would have accelerated and become immediately exercisable and vested in full as of such date. In addition, based on the difference between the weighted average exercise price of the options and $4.72, the closing price of AXT common stock on December, 2006, the net value of these options would be as set forth below:

Name	Number of Options Accelerated	Value of Accelerated Options(1)
Philip C. S. Yin	155,625	$549,169
Minsheng Lin	67,333	$236,009
Davis Zhang	55,208	$190,280
Wilson W. Cheung	69,167	$205,907
John J. Cerilli	23,333	$80,966

(1)          Based on a common stock price of $4.72 per share, the closing price of our common stock on the Nasdaq Global Market on December 31, 2006, less the applicable exercise price for each option for which vesting is accelerated.

Yin Employment Contract

In connection with the appointment of Dr. Philip C.S. Yin as chief executive officer in March 2005, the Company entered into an agreement with Dr. Yin providing that if his employment with the Company is terminated without cause, or if Dr. Yin terminates his employment as a result of a defined constructive termination, he shall be eligible to receive continuing payment of his last base salary and COBRA benefits for one year after such termination.

If AXT had terminated Dr. Yin’s employment without cause on December 31, 2006, the last business day of AXT’s fiscal 2006, Dr. Yin would have received the following severance benefits under his employment agreement: (a) a payment of $220,000, consisting of his annual base salary for fiscal 2006, and (b) twelve months of COBRA benefits of $806.

Lin Employment Contract

On June 28, 2005, the Company entered into an employment agreement with Mr. Minsheng Lin, Chief Operating Officer. If Mr. Lin’s employment with the Company is terminated without cause, he shall be eligible to receive payment of severance in an amount equal to twelve months of his then current salary.

If AXT had terminated Mr. Lin’s employment without cause on December 31, 2006, the last business day of AXT’s fiscal 2006, Mr. Lin would have received the following severance benefits under his employment agreement: a payment of $198,000, consisting of his annual base salary for fiscal 2006.

Cheung Employment Contract

On June 28, 2005, the Company entered into an employment agreement with Mr. Wilson W. Cheung, Chief Financial Officer. If Mr. Cheung’s employment with the Company is terminated without cause, or if Mr. Cheung terminates his employment as a result of a defined constructive termination, he shall be eligible to receive continuing payment of his last base salary and COBRA benefits for one year after such termination.

If AXT had terminated Mr. Cheung’s employment without cause on December 31, 2006, the last business day of AXT’s fiscal 2006, Mr. Cheung would have received the following severance benefits under his employment agreement: (b) a payment of $194,000, consisting of his annual base salary for fiscal 2006, and (b) twelve months of COBRA benefits of $16,853.

Each of the agreements with Dr. Yin, Mr. Lin and Mr. Cheung provide that employment may be terminated by AXT under any one of the following circumstances, any of which shall be deemed, and shall be sufficient to constitute, termination “for cause”:

•       any act of fraud, misappropriation, theft, dishonesty, or other act of moral turpitude,

•       any breach or neglect of the duties required to perform under the terms of this Agreement,

•       engaging in willful misconduct in the performance of duties, committing insubordination (in the sole, reasonable discretion of your supervisor or AXT’s Board of Directors), or otherwise failing to perform duties as directed by your supervisor or AXT’s Board of Directors,

•       being guilty of, convicted of, or plead guilty or nolo contendre to, a felony, crime of moral turpitude or other serious offense.

Zhang Employment Contract

On January 10, 2006, the Company entered into an employment agreement with Mr. Davis Zhang, President, Joint Venture Operations. In the event that Zhang is terminated without cause, the Company shall pay Mr. Zhang an amount equal to twenty-four (24) months of his then current salary and reimbursement of health benefits.

Employment may be terminated by AXT under any one of the following circumstances, any of which shall be deemed, and shall be sufficient to constitute, termination “for cause”:

•       any act of fraud, misappropriation, theft, dishonesty, or other act of moral turpitude,

•       any breach or neglect of the duties required to perform under the terms of this Agreement,

•       engaging in willful misconduct in the performance of duties, committing insubordination (in the sole, reasonable discretion of your supervisor or AXT’s Board of Directors), or otherwise failing to perform duties as directed by your supervisor or AXT’s Board of Directors,

•       being guilty of, convicted of, or plead guilty or nolo contendre to, a felony, crime of moral turpitude or other serious offense.

If AXT had terminated Mr. Zhang’s employment without cause on December 31, 2006, the last business day of AXT’s fiscal 2006, Mr. Zhang would have received severance benefits under his employment agreement equal to (a) a payment of $448,000, consisting of two times his annual base salary for fiscal 2006 of $224,000, and (b) reimbursement of twenty four months of health benefits of $29,144.

Young Separation Agreement

Effective March 29, 2005, the Compensation Committee approved an Agreement Respecting Severance Payment (the “Severance Agreement”) between the Company and Morris S. Young, chief technology officer of the Company. The Severance Agreement provides that if Dr. Young is terminated by the Company without Cause (as defined therein) on or before December 31, 2006, he shall receive a separation bonus in the gross amount of two times his annual salary. If Dr. Young resigns or is terminated by the Company without Cause on or after January 1, 2007, he shall receive a separation bonus in the gross amount of two times his salary, as well as any other separation payments that the Company may make available to other management employees.

As of December 31, 2006, Morris S. Young retired as the Company’s Chief Technology Officer. In connection with his retirement and pursuant to the Severance Agreement and General Release entered into between the Company and Dr. Young (which was filed as Exhibit 99.1 to our current report on Form 8-K filed with the Securities and Exchange Commission on March 30, 2005), on January 16, 2007, Dr. Young received a lump sum payment of $424,000, representing two times his annual salary. In addition, from January 1, 2007 through June 30, 2008, Dr. Young is entitled to receive payments in the amount of $7,500.00 per month, in return for Dr. Young’s agreement to remain available to consult with the Company at reasonable times and places on technical and other issues as to which his knowledge and experience could be of value to the Company.

Non-Competition and Non-Solicitation Agreements

As a condition to each executive’s entitlement to receive the base salary amounts and equity award acceleration referenced in the tables above, the executive is required to execute a waiver of claims against AXT and shall be bound by the terms of a non-competition agreement which prohibits the executive from working in the our industry for a period equal to the greater of one year from the executive’s termination of employment, or, in the case of a change in control, two years from the date of the change in control.

Compensation of Directors

Retainer and Meeting Fees

Directors who are employees of AXT do not receive any additional compensation for their services as directors. During fiscal 2006, non-employee directors received an annual retainer, which is paid quarterly, and Board and committee meeting fees. During 2006, each of our non-employee directors received an annual retainer of $25,000 which covers fees for board and committee meeting attendance. In lieu of making grants of stock options to non-employee directors, in 2006 we paid each non-employee director the sum of $10,000. In addition, each non-employee director was reimbursed for reasonable expenses incurred.

Although no options were granted to non-employee directors in 2006, the non-employee directors are eligible to receive option grants pursuant to our 1997 Stock Option Plan and will be eligible to receive awards under the 2007 Plan. Options granted to non-employee directors are not intended to qualify as incentive stock options under the Internal Revenue Code.

The following table sets forth information concerning the compensation earned during the last fiscal year by each individual who served as a director at any time during the fiscal year:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(1)	Total ($)
Jesse Chen	$25,000	—	—	$10,000	$35,000
David C. Chang	$25,000	—	—	$10,000	$35,000
Leonard LeBlanc	$25,000	—	—	$10,000	$35,000
Philip C.S. Yin	—	—	—	—	—
Morris S. Young	—	—	—	—	—

(1)          Represents payment in lieu of grant of stock options; Directors are encouraged, although not required, to purchase shares of AXT common stock with the proceeds of such payment.

Procedures for Approval of Related Person Transactions

The Board is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest. Accordingly, as a general matter, it is AXT’s preference to avoid related party transactions.

AXT’s Audit Committee Charter requires that members of the Audit Committee, all of whom are independent directors, review and approve all related party transactions for which such approval is required under applicable law, including SEC and Nasdaq rules. Current SEC rules define a related party transaction to include any transaction, arrangement or relationship in which Applied is a participant and in which any of the following persons has or will have a direct or indirect interest:

•       an executive officer, director or director nominee of AXT;

•       any person who is known to be the beneficial owner of more than 5% of AXT’s common stock;

•       any person who is an immediate family member (as defined under Item 404 of Regulation S-K) of an executive officer, director or director nominee or beneficial owner of more than 5% of AXT’s common stock;

•       any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person, together with any other of the foregoing persons, has a 5% or greater beneficial ownership interest.

Pursuant to our code of business conduct and ethics, our employees, executive officers, and directors, including their immediate family members and affiliates, are prohibited from entering into a related party transaction with us without the prior consent of our audit committee (or other independent committee of our board of directors in cases where it is inappropriate for our audit committee to review such transaction due to a conflict of interest). Any request for us to enter into a transaction with an employee, executive officer, director, principal stockholder, or any of such persons’ immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our audit committee for review, consideration and approval.

Certain Relationships and Related Transactions

Since January 2002, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which AXT was or is to be a party in which the amount involved exceeds $60,000, and in which any director, executive officer or holder of more than 5% of any class of our voting securities or members of that person’s immediate family had or will have a direct or indirect material interest other than the transactions described below.

We entered into an operating lease in July 2001 for warehouse space in Fremont, CA with 4160 Business Center, LLC, a real estate holding company, in which Davis Zhang, our president of joint venture operations, was the sole shareholder. Lease payments to 4160 Business Center, LLC were approximately $484,000 for the year ended December 31, 2002 and $121,000 for the three months ended March 31, 2003. In April of 2003, Mr. Zhang sold this warehouse to a party unrelated to us. We began leasing this warehouse from the new owner on the date of sale. Mr. Zhang no longer holds a $3.7 million note on the property as of December 31, 2006.

There are certain key United States employees that receive a living allowance for working in China on extended periods. Our chief operating officer received a housing allowance of $15,385 in 2006 in the amount of $15,385 while our president of joint venture operations received a living allowance of $17,963 in 2006. Other non-executive employees received a collective living allowance of $184,925 in 2006.

We have made strategic investments in private companies located in China in order to gain access to raw materials at competitive cost that are critical to our substrate manufacturing process.

Our ownership of Beijing Ji Ya Semiconductor Material Co., Ltd. (Ji Ya) at inception was 51%. We purchase 99.99% pure gallium (4N Ga) from Ji Ya and have that tolled into high purity gallium which we use in our substrate manufacturing process. During 2005, our ownership share was reduced to 46% as 5% of our ownership was given to Ji Ya’s management upon fulfillment of working at Ji Ya for at least four years. There are no further outstanding commitments. We will continue to consolidate Ji Ya as we have significant influence in management and have a majority control of the board. Our chief financial officer is chairman of the board, while our chief executive officer, our chief operating officer, and our president of joint venture operations are members of the board.

We have a similar arrangement with Nanjing Jin Mei Gallium Co., Ltd. (Jin Mei) where our ownership at inception was 88%. We send the 99.99% pure gallium (4N Ga) that we purchase from Ji Ya to Jin Mei to have that tolled into high purity gallium which we use in our substrate manufacturing process. During 2005, our ownership share was reduced to 83% as 5% of our ownership was given to Jin Mei’s management upon fulfillment of working at Jin Mei for at least three years. There are no further outstanding commitments. We will continue to consolidate Jin Mei as we have significant influence in management and have a majority control of the board. Our chief operating officer is chairman of the board, while our chief executive officer and our president of joint venture operations are members of the board.

We have significant influence in management over Beijing BoYu Semiconductor Vessel Craftwork Technology Co., Ltd (BoYu), have a controlling financial interest of 70%, and have a majority control of the board. We purchase paralytic boron nitride (pBN) crucibles from Bo Yu to use in our substrate manufacturing process. Our chief executive officer is chairman of the board, while our chief operating officer and our president of joint venture operations are members of the board.

EQUITY COMPENSATION PLAN INFORMATION

We currently maintain three compensation plans that provide for the issuance of common stock to officers and other employees, directors, and consultants. These consist of the 1993 Stock Option Plan, the 1997 Stock Option Plan and the 1998 Employee Stock Purchase Plan, all of which have been approved by stockholders. The 1993 Stock Option Plan expired in 1998, and no options have been granted under that plan since 1998. The following table sets forth information regarding outstanding options and shares reserved for future issuance under the foregoing plans as of December 31, 2006:

Plan Category(1)	Number of shares to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)) (c)
Equity compensation plans approved by stockholders
1993 Stock Option Plan	30,000	$7.00	None
1997 Stock Option Plan	2,698,169	$2.31	1,913,161
1998 Employee Stock Purchase Plan	NA	NA	54,647
Equity compensation plans not approved by stockholders
None	NA	NA	NA
Total	2,728,169		1,967,808

(1)          Includes 54,647 shares available for future issuance under the Purchase Plan.

PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP BY MANAGEMENT

The following table sets forth, as of March 31, 2007, certain information with respect to the beneficial ownership of the Company’s common stock by:

•       each stockholder known by us to be the beneficial owner of more than 5% of our common stock;

•       each of our directors and director nominees;

•       each of our executive officers; and

•       all executive officers and directors of AXT as a group.

Except as otherwise indicated, the address of each beneficial owner is c/o AXT, Inc., 4281 Technology Drive, Fremont, California 94538.

Except as indicated in the footnotes to the table, we believe that the persons named in the table have sole voting and dispositive power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable. For each named person, this percentage includes common stock of which such person has the right to acquire beneficial ownership either currently or within 60 days of March 31, 2007, including upon exercise of stock options; however, such common stock shall not be deemed outstanding for the purpose of completing the percentage owned by any other person. Percentages of beneficial ownership are based upon 29,894,949 shares of common stock outstanding on March 31, 2007.

Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percent(3)
State of Wisconsin Investment Board(4) P.O. Box 7842 Madison, Wisconsin 53707	3,070,500	10.27%
Dimensional Fund Advisors LP(5) 1299 Ocean Avenue Santa Monica, California 90401	1,857,424	6.21%
Philip C.S. Yin(6)	158,000	*
Minsheng Lin(7)	55,500	*
Davis Zhang(8)	554,960	1.83%
Wilson W. Cheung(9)	93,146	*
John J. Cerilli(10)	15,313	*
Jesse Chen(11)	127,458	*
David C. Chang(12)	90,183	*
Leonard LeBlanc(13)	54,333	*
Morris S. Young(14)	1,612,679	5.34%
Directors and executive officers as a group (10 persons)(15)	2,779,802	8.94%

                 * Less than 1%.

       (1) Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table.

       (2) Under the rules of the Securities and Exchange Commission, a person is deemed to be the beneficial owner of shares that can be acquired by such person within 60 days upon the exercise of options.

       (3) Calculated on the basis of 29,894,949 shares of Common Stock outstanding as of March 31, 2007, provided that any additional shares of Common Stock that a stockholder has the right to acquire within 60 days after March 31, 2007 are deemed to be outstanding for the purpose of calculating that stockholder’s percentage beneficial ownership.

       (4) Based on a Schedule 13G/A filed by State of Wisconsin Investment Board with the SEC on February 12, 2007. The State of Wisconsin Investment Board retains sole voting and dispositive power for all such shares.

       (5) Based on a Schedule 13G/A filed by Dimensional Fund Advisors LP with the SEC on February 8, 2007. Includes 1,857,424 shares beneficially owned by Dimensional Fund Advisors LP., an investment advisor, as a result of its serving as an investment advisor to four investment companies and as investment manager to certain other commingled group trusts and separate accounts (the “Funds”). According to the Schedule 13G/A, in its roles as investment advisor or manager, Dimensional Fund Advisors LP possesses investment and/or voting power over the securities of AXT that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of AXT held by the Funds. However, all such shares of AXT are owned by the Funds. Dimensional Fund Advisors LP disclaims beneficial ownership of all such shares of AXT.

       (6) Includes 142,500 shares subject to options that may be exercised within 60 days after March 31, 2007.

       (7) Includes 47,500 shares subject to options that may be exercised within 60 days after March 31, 2007.

       (8) Includes 12,552 shares directly held by Davis Zhang, 100,300 shares held jointly by Davis Zhang and Christina Li, Mr. Zhang’s spouse, 16,000 shares held by Mr. Zhang’s minor children and 426,108 shares subject to options exercisable within 60 days of March 31, 2007.

       (9) Includes 93,146 shares subject to options that may be exercised within 60 days after March 31, 2007.

(10) Includes 15,313 shares subject to options that may be exercised within 60 days after March 31, 2007.

(11) Includes 86,000 shares subject to options that may be exercised within 60 days after March 31, 2007.

(12) Includes 66,000 shares subject to options that may be exercised within 60 days after March 31, 2007.

(13) Includes 30,000 shares subject to options that may be exercised within 60 days after March 31, 2007.

(14) Includes 1,333,971 shares held by the Young Family Trust and the Morris Young Family Ltd. Partnership, and 20,000 shares held jointly by George Liu, Morris Young’s father-in-law, and Vicke Young, Morris Young’s spouse, of which Morris Young disclaims beneficial ownership. Also includes 278,708 shares subject to options that may be exercised within 60 days after March 31, 2007.

(15) See notes (6) through (15). Includes 1,203,505 shares subject to options that are currently exercisable or will become exercisable within 60 days after March 31, 2007 beneficially owned by executive officers and directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who beneficially own more than 10% of our Common Stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such person.

Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believes that all filing requirements applicable to our executive officers, directors and greater-than-10% stockholders were complied with.

STOCKHOLDER PROPOSALS TO BE PRESENTED
AT NEXT ANNUAL MEETING

Stockholder proposals may be included in our proxy materials for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in applicable SEC rules. For a stockholder proposal to be included in our proxy materials for the 2008 annual meeting, the proposal must be received at our principal executive offices, addressed to the Corporate Secretary, not later than December 21, 2007. Stockholder business that is not intended for inclusion in our proxy materials may be brought before the annual meeting so long as we receive notice of the proposal as specified by our Bylaws, addressed to the Corporate Secretary at our principal executive offices, not later than December 21, 2007.

TRANSACTION OF OTHER BUSINESS

At the date of this Proxy Statement, the Board of Directors knows of no other business that will be conducted at the 2007 annual meeting other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By order of the Board of Directors

Wilson W. Cheung
Corporate Secretary
April 18, 2007

Appendix A

AXT, Inc.

2007 Equity Incentive Plan

A-i

	7.2	Exercise Price	A-12
	7.3	Exercisability and Term of SARs	A-12
	7.4	Deemed Exercise of SARs	A-13
	7.5	Effect of Termination of Service	A-13
	7.6	Nontransferability of SARs	A-13
8.	Terms and Conditions of Restricted Stock Awards		A-13
	8.1	Types of Restricted Stock Awards Authorized	A-13
	8.2	Purchase Price	A-13
	8.3	Purchase Period	A-13
	8.4	Vesting and Restrictions on Transfer	A-14
	8.5	Voting Rights; Dividends and Distributions	A-14
	8.6	Effect of Termination of Service	A-14
	8.7	Nontransferability of Restricted Stock Award Rights	A-14
9.	Terms and Conditions of Performance Awards		A-14
	9.1	Types of Performance Awards Authorized	A-14
	9.2	Initial Value of Performance Shares and Performance Units	A-15
	9.3	Establishment of Performance Period, Performance Goals and Performance Award Formula	A-15
	9.4	Measurement of Performance Goals	A-15
	9.5	Settlement of Performance Awards	A-16
	9.6	Voting Rights; Dividend Equivalent Rights and Distributions	A-16
	9.7	Effect of Termination of Service	A-17
	9.8	Nontransferability of Performance Awards	A-17
10.	Terms and Conditions of Restricted Stock Unit Awards		A-17
	10.1	Grant of Restricted Stock Unit Awards	A-17
	10.2	Vesting	A-18
	10.3	Voting Rights, Dividend Equivalent Rights and Distributions	A-18
	10.4	Effect of Termination of Service	A-18
	10.5	Settlement of Restricted Stock Unit Awards	A-18
	10.6	Nontransferability of Restricted Stock Unit Awards	A-18
11.	Deferred Compensation Awards		A-19
	11.1	Establishment of Deferred Compensation Award Programs	A-19
	11.2	Terms and Conditions of Deferred Compensation Awards	A-19

A-ii

12.	Other Stock-Based Awards		A-20
13.	Effect of Change in Control on Options and SARs		A-20
	13.1	Accelerated Vesting	A-20
	13.2	Assumption or Substitution	A-20
	13.3	Effect of Change in Control on Restricted Stock and Other Type of Awards	A-21
14.	Compliance with Securities Law		A-21
15.	Tax Withholding		A-21
	15.1	Tax Withholding in General	A-21
	15.2	Withholding in Shares	A-21
16.	Amendment or Termination of Plan		A-22
17.	Miscellaneous Provisions		A-22
	17.1	Repurchase Rights	A-22
	17.2	Provision of Information	A-22
	17.3	Rights as Employee, Consultant or Director	A-22
	17.4	Rights as a Stockholder	A-22
	17.5	Fractional Shares	A-22
	17.6	Severability	A-22
	17.7	Beneficiary Designation	A-23
	17.8	Unfunded Obligation	A-23

A-iii

AXT, Inc.
2007 Equity Incentive Plan

1.                 ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

1.1   Establishment.   The AXT, Inc. 2007 Equity Incentive Plan (the “Plan”) is hereby adopted April [30], 2007 subject to approval by the stockholders of the Company (the date of such approval, the “Effective Date”). The Plan is an amendment and restatement of the AXT, Inc. 1997 Stock Option Plan. An Award under the Plan shall be subject to the terms of the Plan and governing Agreements in effect on the date of the Award’s grant.

1.2   Purpose.   The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract and retain the best qualified personnel to perform services for the Participating Company Group, by motivating such persons to contribute to the growth and profitability of the Participating Company Group, by aligning their interests with interests of the Company’s stockholders, and by rewarding such persons for their services by tying a significant portion of their total compensation package to the success of the Company. The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Stock Appreciation Rights, Restricted Stock Awards, Performance Shares, Performance Units, Restricted Stock Units, Deferred Compensation Awards and other Stock-Based Awards as described below.

1.3   Term of Plan.   The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Awards granted under the Plan have lapsed. However, Awards shall not be granted later than ten (10) years from the Effective Date. The Company intends that the Plan comply with Section 409A of the Code (including any amendments to or replacements of such section), and the Plan shall be so construed.

2.                 DEFINITIONS AND CONSTRUCTION.

2.1   Definitions.   Whenever used herein, the following terms shall have their respective meanings set forth below:

(a)        “Affiliate” means (i) an entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) an entity, other than a Subsidiary Corporation, that is controlled by the Company directly, or indirectly through one or more intermediary entities. For this purpose, the term “control” (including the term “controlled by”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the relevant entity, whether through the ownership of voting securities, by contract or otherwise; or shall have such other meaning assigned such term for the purposes of registration on Form S-8 under the Securities Act.

(b)        “Award” means any Option, SAR, Restricted Stock Award, Performance Share, Performance Unit, Restricted Stock Unit or Deferred Compensation Award or other Stock-Based Award granted under the Plan.

(c)        “Award Agreement” means a written agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Award granted to the Participant.

(d)        “Board” means the Board of Directors of the Company.

(e)        “Change in Control” means, unless such term or an equivalent term is otherwise defined with respect to an Award by the Participant’s Award Agreement or written contract of employment or service, the occurrence of any of the following:

(i)      an Ownership Change Event or a series of related Ownership Change Events (collectively, a “Transaction”) in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company or, in the case of an Ownership Change Event described in Section 2.1(y)(iii), the entity to which the assets of the Company were transferred (the “Transferee”), as the case may be; or

(ii)     the liquidation or dissolution of the Company.

For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Board shall have the right to determine whether multiple sales or exchanges of the voting securities of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

(f)         “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

(g)        “Committee” means the Compensation Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. If no committee of the Board has been appointed to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers, provided, however, that any discretionary grants to non-Employee Directors shall only be made by a Board committee comprised solely of independent directors.. The Committee shall have the exclusive authority to administer the Plan and shall have all of the powers granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

(h)        “Company” means AXT, Inc., a Delaware corporation, or any Successor.

(i)         “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a member of the Board) to a Participating Company.

(j)         “Deferred Compensation Award” means an award of Stock Units granted to a Participant pursuant to Section 11 of the Plan.

(k)        “Director” means a member of the Board or of the board of directors of any Participating Company.

(l)         “Disability” means the permanent and total disability of the Participant, within the meaning of Section 22(e)(3) of the Code.

(m)      “Dividend Equivalent” means a credit, made at the discretion of the Committee or as otherwise provided by the Plan, to the account of a Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award held by such Participant.

(n)        “Employee” means any person treated as an employee (including an Officer or a member of the Board who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of

Section 422 of the Code; provided, however, that neither service as a member of the Board nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the Plan as of the time of the Company’s determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination.

(o)        “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p)        “Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

(i)      Except as otherwise determined by the Committee, if, on such date, the Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock as quoted on such national or regional securities exchange or market system constituting the primary market for the Stock on the last trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Company deems reliable. If there is no such closing price on the day of determination, the Fair Market Value of a share of Stock under this Section 2.1(p)(i) shall be the closing price of a share of Stock on the next trading day following the day of determination.

(ii)     Notwithstanding the foregoing, the Committee may, in its discretion, determine the Fair Market Value on the basis of the closing, high, low or average sale price of a share of Stock or the actual sale price of a share of Stock received by a Participant, on such date, the preceding trading day, the next succeeding trading day or an average determined over a period of trading days. The Committee may vary its method of determination of the Fair Market Value as provided in this Section for different purposes under the Plan.

(iii)    If, on such date, the Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse.

(q)        “Incentive Stock Option” means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

(r)        “Insider” means an Officer, a Director or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

(s)        “Non-Control Affiliate” means any entity in which any Participating Company has an ownership interest and which the Committee shall designate as a Non-Control Affiliate.

(t)         “Nonemployee Director” means a Director who is not an Employee.

(u)        “Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Award Agreement) an incentive stock option within the meaning of Section 422(b) of the Code.

(v)        “Officer” means any person designated by the Board as an officer of the Company.

(w)       “Option” means the right to purchase Stock at a stated price for a specified period of time granted to a Participant pursuant to Section 6 of the Plan. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(x)        “Option Expiration Date” means the date of expiration of the Option’s term as set forth in the Award Agreement.

(y)        An “Ownership Change Event” shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange, or transfer of all or substantially all, as determined by the Board in its discretion, of the assets of the Company.

(z)        “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(aa)      “Participant” means any eligible person who has been granted one or more Awards.

(bb)     “Participating Company” means the Company or any Parent Corporation, Subsidiary Corporation or Affiliate.

(cc)      “Participating Company Group” means, at any point in time, all entities collectively which are then Participating Companies.

(dd)     “Performance Award” means an Award of Performance Shares or Performance Units.

(ee)      “Performance Award Formula” means, for any Performance Award, a formula or table established by the Committee pursuant to Section 9.3 of the Plan which provides the basis for computing the value of a Performance Award at one or more threshold levels of attainment of the applicable Performance Goal(s) measured as of the end of the applicable Performance Period.

(ff)       “Performance Goal” means a performance goal established by the Committee pursuant to Section 9.3 of the Plan.

(gg)      “Performance Period” means a period established by the Committee pursuant to Section 9.3 of the Plan at the end of which one or more Performance Goals are to be measured.

(hh)     “Performance Share” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 9 of the Plan to receive a payment equal to the value of a Performance Share, as determined by the Committee, based on performance.

(ii)       “Performance Unit” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 9 of the Plan to receive a payment equal to the value of a Performance Unit, as determined by the Committee, based upon performance.

(jj)        “Restricted Stock Award” means an Award of Restricted Stock.

(kk)     “Restricted Stock Unit” or “Stock Unit” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 10 or Section 11 of the Plan, respectively, to receive a share of Stock on a date determined in accordance with the provisions of Section 10 or Section 11, as applicable, and the Participant’s Award Agreement.

(ll)       “Restriction Period” means the period established in accordance with Section 8.4 of the Plan during which shares subject to a Restricted Stock Award are subject to Vesting Conditions.

(mm)   “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(nn)     “SAR” or “Stock Appreciation Right” means a bookkeeping entry representing, for each share of Stock subject to such SAR, a right granted to a Participant pursuant to Section 7 of the Plan to receive payment in any combination of shares of Stock or cash of an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price.

(oo)     “Section 162(m)” means Section 162(m) of the Code.

(pp)     “Securities Act” means the Securities Act of 1933, as amended.

(qq)     “Service” means a Participant’s employment or service with the Participating Company Group, whether in the capacity of an Employee, a Director or a Consultant. Unless otherwise provided by the Committee, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders such Service or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company. However, if any such leave taken by a Participant exceeds ninety (90) days, then on the ninety-first (91st) day following the commencement of such leave the Participant’s Service shall be deemed to have terminated, unless the Participant’s right to return to Service is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Award Agreement. A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the entity for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

(rr)       “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2 of the Plan.

(ss)       “Stock-Based Awards” means any award that is valued in whole or in part by reference to, or is otherwise based on, the Stock, including dividends on the Stock, but not limited to those Awards described in Sections 6 through 11 of the Plan.

(tt)       “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(uu)     “Successor” means a corporation into or with which the Company is merged or consolidated or which acquires all or substantially all of the assets of the Company and which is designated by the Board as a Successor for purposes of the Plan.

(vv)      “Ten Percent Owner” means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company (other than an Affiliate) within the meaning of Section 422(b)(6) of the Code.

(ww)    “Vesting Conditions” mean those conditions established in accordance with Section 8.4 or Section 10.2 of the Plan prior to the satisfaction of which shares subject to a Restricted Stock Award or Restricted Stock Unit Award, respectively, remain subject to forfeiture or a repurchase option in favor of the Company upon the Participant’s termination of Service.

2.2   Construction.   Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3.                 ADMINISTRATION.

3.1   Administration by the Committee.   The Plan shall be administered by the Committee. All questions of interpretation of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Award.

3.2   Authority of Officers.   Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, determination or election.

3.3   Administration with Respect to Insiders.   With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

3.4   Committee Complying with Section 162(m).   While the Company is a “publicly held corporation” within the meaning of Section 162(m), the Board may establish a Committee of “outside directors” within the meaning of Section 162(m) to approve the grant of any Award which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m).

3.5   Powers of the Committee.   In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:

(a)        to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock or units to be subject to each Award;

(b)        to determine the type of Award granted and to designate Options as Incentive Stock Options or Nonstatutory Stock Options;

(c)        to determine the Fair Market Value of shares of Stock or other property;

(d)        to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares purchased pursuant to any Award, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the Performance Award Formula and Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (vi) the time of the expiration of any Award, (vii) the effect of the Participant’s termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

(e)        to determine whether an Award will be settled in shares of Stock, cash, or in any combination thereof;

(f)         to approve one or more forms of Award Agreement;

(g)        to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;

(h)        to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant’s termination of Service;

(i)         without the consent of the affected Participant and notwithstanding the provisions of any Award Agreement to the contrary, to unilaterally substitute at any time a Stock Appreciation Right providing for settlement solely in shares of Stock in place of any outstanding Option, provided that such Stock Appreciation Right covers the same number of shares of Stock and provides for the same exercise price (subject in each case to adjustment in accordance with Section 4.2) as the replaced Option and otherwise provides substantially equivalent terms and conditions as the replaced Option, as determined by the Committee;

(j)         to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws or regulations of or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose citizens may be granted Awards;

(k)        to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law; and

(l)         to delegate to any proper Officer the authority to grant one or more Awards, without further approval of the Committee, to any person eligible pursuant to Section 5, other than a person who, at the time of such grant, is an Insider; provided, however, that (i) the exercise price per share of each such Option shall be equal to the Fair Market Value per share of the Stock on the effective date of grant, and (ii) each such Award shall be subject to the terms and conditions of the appropriate standard form of Award Agreement approved by the Committee and shall conform to the provisions of the Plan and such other guidelines as shall be established from time to time by the Committee.

3.6   Indemnification.   In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

3.7   Arbitration.   Any dispute or claim concerning any Awards granted (or not granted) pursuant to this Plan and any other disputes or claims relating to or arising out of the Plan shall be fully, finally and exclusively resolved by binding arbitration conducted pursuant to the Commercial Arbitration Rules of the American Arbitration Association. By accepting an Award, Participants and the Company waive their respective rights to have any such disputes or claims tried by a judge or jury.

3.8   Repricing Prohibited.   Without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, the Committee shall not approve a program providing for either (a) the cancellation of outstanding Options or SARs and the grant in substitution therefore of new Awards having a lower exercise price or (b) the amendment of outstanding Options or SARs to reduce the exercise price thereof. This paragraph shall not be construed to apply to the issuance or assumption of an Award in a transaction to which Code section 424(a) applies, within the meaning of Section 424 of the Code.

4.                 SHARES SUBJECT TO PLAN.

4.1   Maximum Number of Shares Issuable.   Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be seven million one hundred thousand (7,100,000) (including the shares of Stock issuable under the Plan prior to the Effective Date) and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof. Any shares of Stock that are Subject to Awards of Options or SARs shall be counted against the limit as one (1) share for every one (1) share granted. Any shares of Stock that are subject to Awards (other than Options or SARs) shall be counted against this limit as two (2) shares for every one (1) share granted. If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company, the shares of Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock shall again be available for issuance under the Plan. When a SAR settled in shares of Stock is exercised, the total number of shares subject to the SAR Agreement with respect to which the exercise occurs shall count against the limit, regardless of the number of shares actually issued in settlement of the SAR. Shares used to pay the exercise price of an option shall not again become available for future grant or issuance under the Plan. Shares used to satisfy tax withholding obligations shall not become available for future grant or issuance under the Plan. To the extent an Award is settled in cash rather than shares of Stock, such cash payment shall not reduce the number of shares available for issuance under the Plan.

4.2   Adjustments for Changes in Capital Structure.   Subject to any required action by the stockholders of the Company, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate adjustments shall be made in the number and kind of shares subject to the Plan and to any outstanding Awards, in the Award limits set forth in Section 5.4, and in the exercise or purchase price per share under any outstanding Award in order to prevent dilution or enlargement of Participants’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the “New Shares”), the Committee may unilaterally amend the outstanding Options to provide that such Options are exercisable for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise price per share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Board, in its discretion. Any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number. The Committee in its sole discretion, may also make such adjustments in the terms of any Award to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate, including modification of Performance Goals, Performance Award Formulas and Performance Periods. The adjustments determined by the Committee pursuant to this Section 4.2 shall be final, binding and conclusive.

5.                 ELIGIBILITY AND AWARD LIMITATIONS.

5.1   Persons Eligible for Awards.   Awards may be granted only to Employees, Consultants and Directors. For purposes of the foregoing sentence, “Employees,” “Consultants”and “Directors” shall include prospective Employees, prospective Consultants and prospective Directors to whom Awards are offered to be granted in connection with written offers of an employment or other service relationship with the Participating Company Group; provided, however, that no Stock subject to any such Award shall vest, become exercisable or be issued prior to the date on which such person commences Service.

5.2   Participation.   Awards are granted solely at the discretion of the Committee, other than Nonemployee Director Awards that may be granted by the Committee or a subcommittee of independent members of the Board. Eligible persons may be granted more than one Award. However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

5.3   Incentive Stock Option Limitations.

(a)   Persons Eligible.   An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee of the Company, a Parent Corporation or a Subsidiary Corporation (each being an “ISO-Qualifying Corporation”). Any person who is not an Employee of an ISO-Qualifying Corporation on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option. An Incentive Stock Option granted to a prospective Employee upon the condition that such person become an Employee of an ISO-Qualifying Corporation shall be deemed granted effective on the date such person commences Service with an ISO-Qualifying Corporation, with an exercise price determined as of such date in accordance with Section 6.1.

(b)   Fair Market Value Limitation.   To the extent that options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a limitation different from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Upon exercise, shares issued pursuant to each such portion shall be separately identified.

5.4   Award Limits.

(a)   Maximum Number of Shares Issuable Pursuant to Incentive Stock Options.   Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall not exceed seven million one hundred thousand (7,100,000) shares. The maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to all Awards other than Incentive Stock Options shall be the number of shares determined in accordance with Section 4.1, subject to adjustment as provided in Section 4.2.

(b)   Limits on Full Value Awards.   Any Restricted Stock Awards, Restricted Stock Unit Awards and Performance Awards (“Full Value Awards”) which vest on the basis of the Participant’ continued Service shall not provide for vesting which is any moer rapid than annual pro rata vesting over a three (3) year period and any Full Value Awards which vest upon the attainment of Performance Goals shall provide for a Performance Period of at least twelve (12) months. There shall be no acceleration of vesting of such Full Value Awards except in connection with death, Disability or Change in Control.

(c)   Section 162(m) Award Limits.   The following limits shall apply to the grant of any Award if, at the time of grant, the Company is a “publicly held corporation” within the meaning of Section 162(m).

(i)   Options and SARs.   Subject to adjustment as provided in Section 4.2, no Employee shall be granted within any fiscal year of the Company one or more Options or Freestanding SARs which in the aggregate are for more than five hundred thousand (500,000) shares of Stock reserved for issuance under the Plan.

(ii)   Restricted Stock, Restricted Stock Unit Awards and Performance Shares.   Subject to adjustment as provided in Section 4.2, no Employee shall be granted within any fiscal year of the Company one or more Restricted Stock Awards or Restricted Stock Unit Awards, subject to Vesting Conditions based on the attainment of Performance Goals, or Performance Shares, for more than three hundred thousand shares (300,000) shares of Stock in the aggregate under the Plan.

(iii)   Performance Units.   Subject to adjustment as provided in Section 4.2, no Employee shall be granted Performance Units which could result in such Employee receiving more than two million dollars ($2,000,000) for each full fiscal year of the Company contained in the Performance Period for such Award. No Participant may be granted more than one Performance Award for the same Performance Period.

6.                 TERMS AND CONDITIONS OF OPTIONS.

Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall from time to time establish. No Option or purported Option shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Options may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

6.1   Exercise Price.   The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option and (b) no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.

6.2   Exercisability and Term of Options.

(a)   Option Vesting and Exercisability.   Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten

Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option, (c) no Option shall become fully vested in a period of less than three (3) years from the date of grant, other than in connection with a termination of Service without cause or a Change in Control or in the case of an option granted to a Nonemployee Director, and (d) no Option offered or granted to a prospective Employee, prospective Consultant or prospective Director may become exercisable prior to the date on which such person commences Service, and . Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, any Option granted hereunder shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions, or the terms of the Plan.

(b)   Participant Responsibility for Exercise of Option.   Each Participant is responsible for taking any and all actions as may be required to exercise any Option in a timely manner, and for properly executing any documents as may be required for the exercise of an Option in accordance with such rules and procedures as may be established from time to time. By signing an Option Agreement each Participant acknowledges that information regarding the procedures and requirements for the exercise of any Option is available upon such Participant’s request. The Company shall have no duty or obligation to notify any Participant of the expiration date of any Option.

6.3   Payment of Exercise Price.

(a)   Forms of Consideration Authorized.   Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or in cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant having a Fair Market Value not less than the exercise price, (iii) provided that the Participant is an Employee, and not an Officer or Director (unless otherwise not prohibited by law, including, without limitation, any regulation promulgated by the Board of Governors of the Federal Reserve System) and in the Company’s sole and absolute discretion at the time the Option is exercised, by delivery of the Participant’s promissory note in a form approved by the Company for the aggregate exercise price, provided that, if the Company is incorporated in the State of Delaware, the Participant shall pay in cash that portion of the aggregate exercise price not less than the par value of the shares being acquired, (iv) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (v) by any combination thereof. The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

(b)   Limitations on Forms of Consideration.

(i)   Tender of Stock.   Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.

(ii)   Payment by Promissory Note.   No promissory note shall be permitted if the exercise of an Option using a promissory note would be a violation of any law. Any permitted promissory note shall be on such terms as the Committee shall determine. The Committee shall have the authority to permit or require the Participant to secure any promissory note used to exercise an Option with the shares of Stock acquired upon the exercise of the Option or with other collateral acceptable to the Company. Unless otherwise provided by the Committee, if the Company at any time is subject to the regulations promulgated by the Board of Governors of the Federal Reserve System or any other governmental entity affecting the extension of credit in connection with the Company’s securities, any promissory note shall comply with such applicable regulations, and the Participant shall pay the unpaid principal and accrued interest, if any, to the extent necessary to comply with such applicable regulations.

6.4   Effect of Termination of Service.

(a)   Option Exercisability.   Subject to earlier termination of the Option as otherwise provided herein and unless otherwise provided by the Committee, an Option shall be exercisable after a Participant’s termination of Service only during the applicable time periods provided in the Award Agreement.

(b)   Extension if Exercise Prevented by Law.   Notwithstanding the foregoing, unless the Committee provides otherwise in the Award Agreement, if the exercise of an Option within the applicable time periods is prevented by the provisions of Section 14 below, the Option shall remain exercisable until three (3) months (or such longer period of time as determined by the Committee, in its discretion) after the date the Participant is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date.

(c)   Extension if Participant Subject to Section 16(b).   Notwithstanding the foregoing, if a sale within the applicable time periods of shares acquired upon the exercise of the Option would subject the Participant to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Participant would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Participant’s termination of Service, or (iii) the Option Expiration Date.

6.5   Transferability of Options.   During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. Prior to the issuance of shares of Stock upon the exercise of an Option, the Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option, a Nonstatutory Stock Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 Registration Statement under the Securities Act.

7.                 TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.

Stock Appreciation Rights shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. No SAR or purported SAR shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing SARs may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

7.1   Types of SARs Authorized.   SARs may be granted in tandem with all or any portion of a related Option (a “Tandem SAR”) or may be granted independently of any Option (a “Freestanding SAR”). A Tandem SAR may be granted either concurrently with the grant of the related Option or at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such related Option.

7.2   Exercise Price.   The exercise price for each SAR shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share subject to a Tandem SAR shall be the exercise price per share under the related Option and (b) the exercise price per share subject to a Freestanding SAR shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the SAR.

7.3   Exercisability and Term of SARs.

(a)   Tandem SARs.   Tandem SARs shall be exercisable only at the time and to the extent, and only to the extent, that the related Option is exercisable, subject to such provisions as the Committee may specify where the Tandem SAR is granted with respect to less than the full number of shares of Stock subject to the related Option.

(b)   Freestanding SARs.   Freestanding SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided, however, that no Freestanding SAR shall be exercisable after the expiration of ten (10) years after the effective date of grant of such SAR. No SAR shall become fully vested in a period of less than three (3) years from the date of grant, other than in connection with a termination of Service or a Change in Control or in the case of an SAR granted to a Nonemployee Director.

7.4   Deemed Exercise of SARs.   If, on the date on which an SAR would otherwise terminate or expire, the SAR by its terms remains exercisable immediately prior to such termination or expiration and, if so exercised, would result in a payment to the holder of such SAR, then any portion of such SAR which has not previously been exercised shall automatically be deemed to be exercised as of such date with respect to such portion.

7.5   Effect of Termination of Service.   Subject to earlier termination of the SAR as otherwise provided herein and unless otherwise provided by the Committee in the grant of an SAR and set forth in the Award Agreement, an SAR shall be exercisable after a Participant’s termination of Service only as provided in the Award Agreement.

7.6   Nontransferability of SARs.   During the lifetime of the Participant, an SAR shall be exercisable only by the Participant or the Participant’s guardian or legal representative. Prior to the exercise of an SAR, the SAR shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution.

8.                 TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS.

Restricted Stock Awards shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. No Restricted Stock Award or purported Restricted Stock Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Restricted Stock Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

8.1   Types of Restricted Stock Awards Authorized.   Restricted Stock Awards may or may not require the payment of cash compensation for the stock. Restricted Stock Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 9.4. If either the grant of a Restricted Stock Award or the lapsing of the Restriction Period is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 9.3 through 9.5(a).

8.2   Purchase Price.   The purchase price, if any, for shares of Stock issuable under each Restricted Stock Award and the means of payment shall be established by the Committee in its discretion.

8.3   Purchase Period.   A Restricted Stock Award requiring the payment of cash consideration shall be exercisable within a period established by the Committee; provided, however, that no Restricted Stock Award granted to a prospective Employee, prospective Consultant or prospective Director may become exercisable prior to the date on which such person commences Service.

8.4   Vesting and Restrictions on Transfer.   Shares issued pursuant to any Restricted Stock Awards will be subject to Vesting Conditions as described in 5.4(b), and may be based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 9.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. During any Restriction Period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than as provided in the Award Agreement or as provided in Section 8.7. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder.

8.5   Voting Rights; Dividends and Distributions.   Except as provided in this Section, Section 8.4 and any Award Agreement, during the Restriction Period applicable to shares subject to a Restricted Stock Award, the Participant shall have all of the rights of a stockholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares. However, in the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant is entitled by reason of the Participant’s Restricted Stock Award shall be immediately subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid or adjustments were made.

8.6   Effect of Termination of Service.   Unless otherwise provided by the Committee in the grant of a Restricted Stock Award and set forth in the Award Agreement, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then the Participant shall forfeit to the Company any shares acquired by the Participant pursuant to a Restricted Stock Award which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service in exchange for the payment of the purchase price, if any, paid by the Participant. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.

8.7   Nontransferability of Restricted Stock Award Rights.   Prior to the issuance of shares of Stock pursuant to a Restricted Stock Award, rights to acquire such shares shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or the laws of descent and distribution. All rights with respect to a Restricted Stock Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

9.                 TERMS AND CONDITIONS OF PERFORMANCE AWARDS.

Performance Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish. No Performance Award or purported Performance Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Performance Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

9.1   Types of Performance Awards Authorized.   Performance Awards may be in the form of either Performance Shares or Performance Units. Each Award Agreement evidencing a Performance Award shall specify the number of Performance Shares or Performance Units subject thereto, the Performance Award Formula, the Performance Goal(s) and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award.

9.2   Initial Value of Performance Shares and Performance Units.   Unless otherwise provided by the Committee in granting a Performance Award, each Performance Share shall have an initial value equal to the Fair Market Value of one (1) share of Stock, subject to adjustment as provided in Section 4.2, on the effective date of grant of the Performance Share. Each Performance Unit shall have an initial value determined by the Committee. The final value payable to the Participant in settlement of a Performance Award determined on the basis of the applicable Performance Award Formula will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.

9.3   Establishment of Performance Period, Performance Goals and Performance Award Formula.   In granting each Performance Award, the Committee shall establish in writing the applicable Performance Period, Performance Award Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Performance Award Formula the final value of the Performance Award to be paid to the Participant. To the extent compliance with the requirements under Section 162(m) with respect to “performance-based compensation” is desired, the Committee shall establish the Performance Goal(s) and Performance Award Formula applicable to each Performance Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period or (b) the date on which 25% of the Performance Period has elapsed, and, in any event, at a time when the outcome of the Performance Goals remains substantially uncertain. Once established, the Performance Goals and Performance Award Formula shall not be changed during the Performance Period. The Company shall notify each Participant granted a Performance Award of the terms of such Award, including the Performance Period, Performance Goal(s) and Performance Award Formula.

9.4   Measurement of Performance Goals.   Performance Goals shall be established by the Committee on the basis of targets to be attained (“Performance Targets”) with respect to one or more measures of business or financial performance (each, a “Performance Measure”), subject to the following:

(a)   Performance Measures.   Performance Measures shall have the same meanings as used in the Company’s financial statements, or, if such terms are not used in the Company’s financial statements, they shall have the meaning applied pursuant to generally accepted accounting principles, or as used generally in the Company’s industry. Performance Measures shall be calculated with respect to the Company and each Subsidiary Corporation consolidated therewith for financial reporting purposes or such division or other business unit as may be selected by the Committee. For purposes of the Plan, the Performance Measures applicable to a Performance Award shall be calculated in accordance with generally accepted accounting principles, but prior to the accrual or payment of any Performance Award for the same Performance Period and excluding the effect (whether positive or negative) of any change in accounting standards or any extraordinary, unusual or nonrecurring item, as determined by the Committee, occurring after the establishment of the Performance Goals applicable to the Performance Award. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of Performance Measures in order to prevent the dilution or enlargement of the Participant’s rights with respect to a Performance Award. Performance Measures may be one or more of the following, as determined by the Committee: (i) sales revenue; (ii) gross margin; (iii) operating margin; (iv) operating income; (v) pre-tax profit; (vi) earnings before stock-based compensation expense, interest, taxes and depreciation and amortization; (vii) earnings before interest, taxes and depreciation and amortization; (viii) earnings before interest and taxes; (ix) net income; (x) expenses; (xi) the market price of the Stock; (xii) stock price; (xiii) earnings per share; (xiv) return on stockholder equity; (xv) return on capital; (xvi) return on net assets; (xvii) economic value added; (xviii) market share; (xix) customer service; (xx) customer satisfaction; (xxi) safety; (xxii) total stockholder return; (xxiii) free cash flow; (xxiv) net operating income; (xxv) operating cash flow; (xxvi) return on investment; (xxvii) employee satisfaction;

(xxviii) employee retention; (xxix) balance of cash, cash equivalents and marketable securities; (xxx) product development; (xxxi) research and development expenses; (xxxii) completion of an identified special project; (xxxiii) completion of a joint venture or other corporate transaction; (xxxiv) inventory balance; (xxxv) inventory turnover ratio; or (xxxvi) such other measures as determined by the Committee consistent with this Section 9.4(a).

(b)   Performance Targets.   Performance Targets may include a minimum, maximum, target level and intermediate levels of performance, with the final value of a Performance Award determined under the applicable Performance Award Formula by the level attained during the applicable Performance Period. A Performance Target may be stated as an absolute value or as a value determined relative to a standard selected by the Committee.

9.5   Settlement of Performance Awards.

(a)   Determination of Final Value.   As soon as practicable following the completion of the Performance Period applicable to a Performance Award, the Committee shall certify in writing the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance Award Formula.

(b)   Discretionary Adjustment of Award Formula.   In its discretion, the Committee may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of the Performance Award Formula applicable to a Performance Award that is not intended to constitute “qualified performance based compensation” to a “covered employee” within the meaning of Section 162(m) (a “Covered Employee”) to reflect such Participant’s individual performance in his or her position with the Company or such other factors as the Committee may determine. With respect to a Performance Award intended to constitute qualified performance-based compensation to a Covered Employee, the Committee shall have the discretion to reduce some or all of the value of the Performance Award that would otherwise be paid to the Covered Employee upon its settlement notwithstanding the attainment of any Performance Goal and the resulting value of the Performance Award determined in accordance with the Performance Award Formula.

(c)   Payment in Settlement of Performance Awards.   As soon as practicable following the Committee’s determination and certification in accordance with Sections 9.5(a) and (b), payment shall be made to each eligible Participant (or such Participant’s legal representative or other person who acquired the right to receive such payment by reason of the Participant’s death) of the final value of the Participant’s Performance Award. Payment of such amount shall be made in cash in a lump sum or in installments, shares of Stock (either fully vested or subject to vesting), or a combination thereof, as determined by the Committee.

9.6   Voting Rights; Dividend Equivalent Rights and Distributions.   Participants shall have no voting rights with respect to shares of Stock represented by Performance Share Awards until the date of the issuance of such shares, if any (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Performance Share Award that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock having a record date prior to the date on which the Performance Shares are settled or forfeited. Such Dividend Equivalents, if any, shall be credited to the Participant in the form of additional whole Performance Shares as of the date of payment of such cash dividends on Stock. The number of additional Performance Shares (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of shares of Stock represented by the Performance Shares previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Dividend Equivalents may be paid currently or may be accumulated and paid to the extent that

Performance Shares become nonforfeitable, as determined by the Committee. Settlement of Dividend Equivalents may be made in cash, shares of Stock, or a combination thereof as determined by the Committee, and may be paid on the same basis as settlement of the related Performance Share as provided in Section 9.5. Dividend Equivalents shall not be paid with respect to Performance Units. In the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, appropriate adjustments shall be made in the Participant’s Performance Share Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would entitled by reason of the shares of Stock issuable upon settlement of the Performance Share Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Performance Goals as are applicable to the Award.

9.7   Effect of Termination of Service.   Unless otherwise provided by the Committee in the grant of a Performance Award and set forth in the Award Agreement, the effect of a Participant’s termination of Service on the Performance Award shall be as follows:

(a)   Death or Disability.   If the Participant’s Service terminates because of the death or Disability of the Participant before the completion of the Performance Period applicable to the Performance Award, the final value of the Participant’s Performance Award shall be determined by the extent to which the applicable Performance Goals have been attained with respect to the entire Performance Period and shall be prorated based on the number of months of the Participant’s Service during the Performance Period. Payment shall be made following the end of the Performance Period in any manner permitted by Section 9.5.

(b)   Other Termination of Service.   If the Participant’s Service terminates for any reason except death or Disability before the completion of the Performance Period applicable to the Performance Award, such Award shall be forfeited in its entirety; provided, however, that in the event of an involuntary termination of the Participant’s Service, the Committee, in its sole discretion, may waive the automatic forfeiture of all or any portion of any such Award.

9.8   Nontransferability of Performance Awards.   Prior to settlement in accordance with the provisions of the Plan, no Performance Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Performance Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

10.          TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT AWARDS.

Restricted Stock Unit Awards shall be evidenced by Award Agreements specifying the number of Restricted Stock Units subject to the Award, in such form as the Committee shall from time to time establish. No Restricted Stock Unit Award or purported Restricted Stock Unit Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Restricted Stock Units may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

10.1   Grant of Restricted Stock Unit Awards.   Restricted Stock Unit Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 9.4. If either the grant of a Restricted Stock Unit Award or the Vesting Conditions with respect to such Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 9.3 through 9.5(a).

10.2   Vesting.   Restricted Stock Units may or may not be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 9.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award.

10.3   Voting Rights, Dividend Equivalent Rights and Distributions.   Participants shall have no voting rights with respect to shares of Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock having a record date prior to the date on which Restricted Stock Units held by such Participant are settled. Such Dividend Equivalents, if any, shall be paid by crediting the Participant with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Stock. The number of additional Restricted Stock Units (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of shares of Stock represented by the Restricted Stock Units previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Such additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time (or as soon thereafter as practicable) as the Restricted Stock Units originally subject to the Restricted Stock Unit Award. In the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, appropriate adjustments shall be made in the Participant’s Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would entitled by reason of the shares of Stock issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions as are applicable to the Award.

10.4   Effect of Termination of Service.   Unless otherwise provided by the Committee in the grant of a Restricted Stock Unit Award and set forth in the Award Agreement, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then the Participant shall forfeit to the Company any Restricted Stock Units pursuant to the Award which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service.

10.5   Settlement of Restricted Stock Unit Awards.   The Company shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant’s Restricted Stock Unit Award vest or on such other date determined by the Committee, in its discretion, and set forth in the Award Agreement one (1) share of Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 10.3) for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes. Notwithstanding the foregoing, if permitted by the Committee and set forth in the Award Agreement, the Participant may elect in accordance with terms specified in the Award Agreement to defer receipt of all or any portion of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section.

10.6   Nontransferability of Restricted Stock Unit Awards.   Prior to the issuance of shares of Stock in settlement of a Restricted Stock Unit Award, the Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Restricted Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

11.          DEFERRED COMPENSATION AWARDS.

11.1   Establishment of Deferred Compensation Award Programs.   This Section 11 shall not be effective unless and until the Committee determines to establish a program pursuant to this Section. The Committee, in its discretion and upon such terms and conditions as it may determine, may establish one or more programs pursuant to the Plan under which:

(a)        Participants designated by the Committee who are Insiders or otherwise among a select group of highly compensated Employees may irrevocably elect, prior to a date specified by the Committee, to reduce such Participant’s compensation otherwise payable in cash (subject to any minimum or maximum reductions imposed by the Committee) and to be granted automatically at such time or times as specified by the Committee one or more Awards of Stock Units with respect to such numbers of shares of Stock as determined in accordance with the rules of the program established by the Committee and having such other terms and conditions as established by the Committee.

(b)        Participants designated by the Committee who are Insiders or otherwise among a select group of highly compensated Employees may irrevocably elect, prior to a date specified by the Committee, to be granted automatically an Award of Stock Units with respect to such number of shares of Stock and upon such other terms and conditions as established by the Committee in lieu of:

(i)      shares of Stock otherwise issuable to such Participant upon the exercise of an Option;

(ii)     cash or shares of Stock otherwise issuable to such Participant upon the exercise of an SAR; or

(iii)    cash or shares of Stock otherwise issuable to such Participant upon the settlement of a Performance Award or Performance Unit.

11.2   Terms and Conditions of Deferred Compensation Awards.   Deferred Compensation Awards granted pursuant to this Section 11 shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish. No such Deferred Compensation Award or purported Deferred Compensation Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Deferred Compensation Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

(a)   Vesting Conditions.   Deferred Compensation Awards shall not be subject to any vesting conditions.

(b)   Terms and Conditions of Stock Units.

(i)   Voting Rights; Dividend Equivalent Rights and Distributions.   Participants shall have no voting rights with respect to shares of Stock represented by Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, a Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock having a record date prior to date on which Stock Units held by such Participant are settled. Such Dividend Equivalents shall be paid by crediting the Participant with additional whole and/or fractional Stock Units as of the date of payment of such cash dividends on Stock. The method of determining the number of additional Stock Units to be so credited shall be specified by the Committee and set forth in the Award Agreement. Such additional Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time (or as soon thereafter as practicable) as the Stock Units originally subject to the Stock Unit Award. In the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, appropriate adjustments shall be made in the Participant’s Stock Unit Award so that it represent the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Award.

(ii)   Settlement of Stock Unit Awards.   A Participant electing to receive an Award of Stock Units pursuant to this Section 11 shall specify at the time of such election a settlement date with respect to such Award. The Company shall issue to the Participant as soon as practicable following the earlier of the settlement date elected by the Participant or the date of termination of the Participant’s Service, a number of whole shares of Stock equal to the number of whole Stock Units subject to the Stock Unit Award. Such shares of Stock shall be fully vested, and the Participant shall not be required to pay any additional consideration (other than applicable tax withholding) to acquire such shares. Any fractional Stock Unit subject to the Stock Unit Award shall be settled by the Company by payment in cash of an amount equal to the Fair Market Value as of the payment date of such fractional share.

(iii)   Nontransferability of Stock Unit Awards.   Prior to their settlement in accordance with the provision of the Plan, no Stock Unit Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

12.          OTHER STOCK-BASED AWARDS.

In addition to the Awards set forth in Sections 6 through 11 above, the Committee, in its sole discretion, may carry out the purpose of this Plan by awarding Stock-Based Awards as it determines to be in the best interests of the Company and subject to such other terms and conditions as it deems necessary and appropriate.

13.          EFFECT OF CHANGE IN CONTROL ON OPTIONS AND SARS.

13.1   Accelerated Vesting.   The Committee, in its sole discretion, may provide in any Award Agreement or, in the event of a Change in Control, may take such actions as it deems appropriate to provide for the acceleration of the exercisability and vesting in connection with such Change in Control of any or all outstanding Options and SARs and shares acquired upon the exercise of such Options and SARs upon such conditions and to such extent as the Committee shall determine.

13.2   Assumption or Substitution.   In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiring Corporation”), may, without the consent of the Participant, either assume the Company’s rights and obligations under outstanding Options and SARs or substitute for outstanding Options and SARs substantially equivalent options or stock appreciation rights for the Acquiring Corporation’s stock. Any Options or SARs which are neither assumed or substituted for by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control. Notwithstanding the foregoing, shares acquired upon exercise of an Option or SAR prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such shares shall continue to be subject to all applicable provisions of the Award Agreement evidencing such Award except as otherwise provided in such Award Agreement. Furthermore, notwithstanding the foregoing, if the corporation the stock of which is subject to the outstanding Options or SARs immediately prior to an Ownership Change Event described in Section 2.1(y)(i) constituting a Change in Control is the surviving or continuing corporation and immediately after such Ownership Change Event less than fifty percent (50%) of the total combined voting power of its voting stock is held by another corporation or by other corporations that are members of an affiliated group within the meaning of Section 1504(a) of the Code without regard to the provisions of Section 1504(b) of the Code, the outstanding Options and SARs shall not terminate unless the Board otherwise provides in its discretion.

13.3   Effect of Change in Control on Restricted Stock and Other Type of Awards.   The Committee may, in its discretion, provide in any Award Agreement evidencing a Restricted Stock or Other Type of Award that, in the event of a Change in Control, the lapsing of any applicable Vesting Condition, Restriction Period or Performance Goal applicable to the shares subject to such Award held by a Participant whose Service has not terminated prior to the Change in Control shall be accelerated and/or waived effective immediately prior to the consummation of the Change in Control to such extent as specified in such Award Agreement. Any acceleration, waiver or the lapsing of any restriction that was permissible solely by reason of this Section 13.3 and the provisions of such Award Agreement shall be conditioned upon the consummation of the Change in Control.

14.          COMPLIANCE WITH SECURITIES LAW.

The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

15.          TAX WITHHOLDING.

15.1   Tax Withholding in General.   The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise or Net Exercise of an Option, to make adequate provision for, the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Participating Company Group’s tax withholding obligations have been satisfied by the Participant.

15.2   Withholding in Shares.   The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of the Participating Company Group. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates.

16.          AMENDMENT OR TERMINATION OF PLAN.

The Board or the Committee may amend, suspend or terminate the Plan at any time. However, without the approval of the Company’s stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.2), (b) no change in the class of persons eligible to receive Incentive Stock Options, (c) no removal of the stockholder approval requirement in Section 3.8 related to option and SAR repricings, and (d) no other amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule. No amendment, suspension or termination of the Plan shall affect any then outstanding Award unless expressly provided by the Board or the Committee. In any event, no amendment, suspension or termination of the Plan may adversely affect any then outstanding Award without the consent of the Participant unless necessary to comply with any applicable law, regulation or rule.

17.          MISCELLANEOUS PROVISIONS.

17.1   Repurchase Rights.   Shares issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Committee in its discretion at the time the Award is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

17.2   Provision of Information.   Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common stockholders.

17.3   Rights as Employee, Consultant or Director.   No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director or interfere with or limit in any way any right of a Participating Company to terminate the Participant’s Service at any time. To the extent that an Employee of a Participating Company other than the Company receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.

17.4   Rights as a Stockholder.   A Participant shall have no rights as a stockholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.2 or another provision of the Plan.

17.5   Fractional Shares.   The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.

17.6   Severability.   If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.

17.7   Beneficiary Designation.   Subject to local laws and procedures, each Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant’s death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation may be subject to the consent of the Participant’s spouse. If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant’s death, the Company will pay any remaining unpaid benefits to the Participant’s legal representative.

17.8   Unfunded Obligation.   Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Participating Company. The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan. Each Participating Company shall be responsible for making benefit payments pursuant to the Plan on behalf of its Participants or for reimbursing the Company for the cost of such payments, as determined by the Company in its sole discretion. In the event the respective Participating Company fails to make such payment or reimbursement, a Participant’s (or other individual’s) sole recourse shall be against the respective Participating Company, and not against the Company. A Participant’s acceptance of an Award pursuant to the Plan shall constitute agreement with this provision.

PLAN HISTORY AND NOTES TO COMPANY

April 13, 2007	Board adopts Plan with a reserve of seven million one hundred thousand (7,100,000) shares, including a pre Effective Date reserve of five million hundred thousand (5,800,000) shares.
, 2007	Stockholders approve Plan.

	PLEASE MARK VOTES	REVOCABLE PROXY
	AS IN THIS EXAMPLE	AXT, INC.	For	With- hold

PROXY FOR 2007 ANNUAL MEETING OF

STOCKHOLDERS

SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Philip C. S. Yin and Wilson W. Cheung, and each of them, as his or her true and lawful agents and proxies with full power of substitution and hereby authorizes them to represent the undersigned and to vote all of the shares of stock in AXT, Inc. which the undersigned is entitled to vote at the 2006 Annual Meeting of Stockholders to be held at 4281 Technology Drive, Fremont, California on May 22, 2007 at 10:00 a.m. Pacific Daylight Time, and at any adjournment thereof (1) as hereinafter specified upon the proposals listed below and as more particularly described in AXT’s proxy statement, receipt of which is hereby acknowledged and (2) in their discretion upon such other matters as may properly come before the meeting.

		1. Election of director listed below. Nominee: Class III Director: Leonard J. LeBlanc	☐	☐
			For	Against	Abstain
		2. To approve the restatement of the AXT, Inc. 1997 Stock Option Plan as the AXT, Inc. 2007 Equity Incentive Plan.	☐	☐	☐
		3. To ratify the appointment of Burr, Pilger & Mayer LLP as AXT’s independent registered public accounting firm for the fiscal year ending December 31, 2007.	☐	☐	☐
4. To transact such other business as may properly come before the meeting or any adjournment thereof.

This proxy when properly executed will be voted at the Annual Meeting and any continuations or adjournments thereof in the manner directed herein. If no direction is made, such shares shall be voted FOR the Company’s nominee for election to the Board of Directors, FOR the restatement of the AXT, Inc. 1997 Stock Option Plan as the AXT, Inc. 2007 Equity Incentive Plan, and FOR ratification of Burr, Pilger & Mayer LLP as independent registered public accounting firm, or as said proxies deem advisable on such other matters as may properly come before the meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE ANNUAL MEETING.

Please be sure to sign and date this Proxy in the box below.		Date	THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AXT, INC.

	Stockholder sign above	Co-holder (if any) sign above

+			+
Detach above card, sign, date and mail in postage paid envelope provided.
AXT, INC.

Sign exactly as your name(s) appears on your stock certificate. If shares of stock stand on record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the above proxy. If shares of stock are held of record by a corporation, please print the full corporate name and indicate the capacity of the duly authorized officer executing on behalf of the corporation. If signer is a partnership, please print the full partnership name and indicate the capacity of the duly authorized person executing on behalf of the partnership. Executors or administrators or other fiduciaries who execute the above proxy for a deceased stockholder should give their full title. Please date the proxy.

Even if you are planning to attend the meeting in person, you are urged to sign and mail the proxy in the return envelope so that your stock may be represented at the meeting. If you hold shares through a bank or brokerage firm, you may be able to simplify your voting process and save the company expense by voting your shares by telephone or the internet twenty-four hours a day, seven days a week. The bank or brokerage firm through which you hold your shares will provide you with separate instructions on a form you will receive from them. Many such firms make telephone or Internet voting available, but the specific processes available will depend on those firms’ individual arrangements.

PLEASE ACT PROMPTLY

SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.